SECOND AMENDMENT TO RESTATED CREDIT AGREEMENT

       THIS SECOND AMENDMENT TO RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") dated as of the 18th day of November, 1997 by and among GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the "Borrower"), GLOBAL PIPELINES PLUS, INC., a Louisiana corporation ("Plus"), GLOBAL DIVERS AND CONTRACTORS, INC., a Louisiana corporation ("Divers"), GLOBAL MOVIBLE OFFSHORE, INC., a Louisiana corporation ("Movible"), PIPELINES, INCORPORATED, a Louisiana corporation ("Pipelines"), GLOBAL INDUSTRIES OFFSHORE, INC., a Delaware corporation ("Industries Offshore") and GLOBAL INTERNATIONAL VESSELS, LTD., a Cayman Islands corporation ("International Vessels") (Plus, Divers, Movible, Pipelines, Industries Offshore and International Vessels are collectively called the "Guarantors"), BANK ONE, LOUISIANA, NATIONAL ASSOCIATION, a national banking association ("Bank One"), ABN AMRO BANK N.V., HOUSTON AGENCY ("ABN"), CREDIT LYONNAIS NEW YORK BRANCH ("CL"), THE FUJI BANK, LIMITED, HOUSTON AGENCY ("Fuji") and HIBERNIA NATIONAL BANK ("Hibernia") (Bank One, ABN, CL, Fuji and Hibernia are hereinafter referred to collectively as "Banks", and individually as "Bank") and Bank One, as Agent (in such capacity, the "Agent").

      WHEREAS, Borrower, the Guarantors and the Bank One entered into a Restated Credit Agreement dated as of April 17, 1997 (the "Credit Agreement") under the terms of which Bank One agreed to provide Borrower with a revolving loan facility in amounts of up to $85,000,000.00; and

      WHEREAS, Bank One subsequently assigned interest in the Credit Agreement and the revolving commitment described therein to ABN AMRO Bank N.V., Houston Agency, Credit Lyonnais, New York Branch, The Fuji Bank, Limited, Houston Agency and Hibernia National Bank; and

      WHEREAS, Borrower, the Guarantors and the Bank entered into a First Amendment to Restated Credit Agreement dated as of July
23, 1997 (the "First Amendment"); and

      WHEREAS, the Agent, the Banks, the Borrower and the Guarantors have agreed to further amend the Credit Agreement to increase the amount of the Revolving Commitment and made certain additional changes thereto.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties agree to amend the Credit
Agreement in the following respects:

      1. Section 1 of the Credit Agreement is hereby amended in the following respects:

           (a) By deleting the definition of "EBITDA" and inserting the following new definition in lieu thereof:

                  "EBITDA"    shall   mean   Borrower's
          consolidated earnings before interest, taxes, depreciation and amortization calculated as of the end of each fiscal quarter for the previous twelve (12) months ending on such date."

           (b)   By deleting the definition of "Fixed Charge
     Ratio" and inserting the following new definition in lieu thereof:

               "Fixed Charge Ratio" shall mean Net Cash
          Flow  plus  Fixed  Costs divided  by  current
          maturities  of  long-term Debt plus  interest
          expense, Fixed Costs, and, as of any date, an
          amount equal to one-fifth (1/5th) of the  sum
          of  (i) the outstanding principal balance  on
          the  Revolving Loan, (ii) the face amount  of
          all   Letters  of  Credit  issued  under  the
          Revolving Commitment, (iii) the outstanding principal balance due to the Banks pursuant to the CCC Credit Agreement."

           (c) By deleting the definition of "Funded Debt" and inserting the following new definition in lieu thereof:

                ""Funded  Debt" shall mean indebtedness
          created  by  the Borrower and/or Consolidated
          Subsidiaries,   issued   or   incurred    for
          (i)  borrowed money (whether by loan  or  the
          issuance   and   sale  of  debt  securities);
          (ii) obligations to pay the deferred purchase
          or acquisition price of property or services,
          other than trade accounts payable (other than
          for  borrowed  money)  arising,  and  accrued
          expenses incurred, in the ordinary course  of
          business; (iii) Debt of others secured  by  a
          Lien  on  the  property  of  Borrower  and/or
          Consolidated Subsidiaries whether or not  the
          respective Debt so secured has been  assumed;
          (iv)    Letter    of   Credit    obligations;
          (v)   Capital   Leases   or   non-cancellable
          operating leases (excluding therefrom amounts
          owed pursuant to the $28,000,000 Lake Charles
          Harbor and Terminal District Port Improvement
          Revenue    Bonds,   Series    1997    (Global
          Industries,  Ltd.  Project));  and  (vi)  the
          Guaranties and any other financial guaranties entered into by the Borrower and/or the Consolidated Subsidiaries."

           (d)  By deleting the definition of "Shareholder's
     Equity" and inserting the following new definition in lieu thereof:

                ""Shareholder's Equity" shall mean  (i)
          the  total  amount of assets of the  Borrower
          and   its  Consolidated  Subsidiaries   (less
          depreciation,  depletion and  other  properly
          deductible    evaluation   reserves)    after
          deducting  good will, patents,  trade  names,
          trade    marks,    copyrights,    franchises,
          experimental expense, organizational expense,
          unamortized  debt discount and  expense,  the
          excess  cost  of  shares acquired  over  book
          value  of  related  assets,  and  such  other
          assets   as   are   properly  classified   as
          "intangible assets" in accordance with  GAAP,
          less  (ii) the total liabilities of  Borrower
          and   its   Consolidated   Subsidiaries,   as
          determined in accordance with GAAP."

           (e)   By  deleting the definition  of  "Revolving
     Commitment" and inserting the following new definition in lieu thereof:

                ""Revolving Commitment" shall mean  (A)
          for   all  Banks,  (i)$160,000,000  from  the
          Effective   Date  through  June   30,   2000;
          (ii)   $120,000,000.00  from  July  1,   2000
          through      June     30,      2001;      and
          (iii)   $80,000,000.00  from  July  1,   2001
          through June 30, 2002 and (B) as to any Bank,
          its obligation to make Advances hereunder  on
          the  Revolving Loan and purchase its Pro Rata
          Part  of participations in Letters of  Credit
          issued hereunder by the Agent in amounts  not
          exceeding  an  amount equal to its  Revolving
          Commitment  Percentage  times  the  Revolving
          Commitment  in  existence  at  the  time   of
          determination."

           (f)   By  deleting the definition  of  "Revolving
     Commitment Percentage" and inserting the following new definition in lieu thereof:

               ""Revolving Commitment Percentage" shall
          mean for each Bank the percentage derived  by
          dividing its Revolving Commitment at the time
          of determination by the Revolving Commitments
          of  all  Banks  at the time of determination.
          At   the   Effective  Date,   the   Revolving
          Commitment Percentage of each Bank is as follows:

               Bank One       25%
               ABN            18.75%
               CL             18.75%
               Fuji           18.75%
               Hibernia       18.75%"

           (g)   By  adding a new definition of "CCC  Credit
     Agreement" as follows:

                ""CCC Credit Agreement" shall mean that
          certain   Credit  Agreement   dated   as   of
          April  17,  1997  among CCC  Fabricaciones  y
          Construcciones  S.A. de C.V.,  Bank  One,  as
          Agent, and the Banks, as the same shall be amended from time to time."

      2. Subsection 2 of the Credit Agreement is hereby amended in the following respects:

           (a) Subsection 2(c) of the Credit Agreement is hereby deleted and the following new section inserted in lieu thereof:

                "(c)  Letters of Credit.  On the  terms
          and  conditions  hereinafter set  forth,  the
          Agent  shall  from time to  time  during  the
          period  beginning on the Effective  Date  and
          ending  on the Maturity Date upon request  of
          Borrower  issue (i) standby and/or commercial
          letters    of    credit    (non-automatically
          renewable)  for the account of  Borrower  for
          job   performance   and   general   corporate
          purposes  in  such amounts  as  Borrower  may
          request  but  not to exceed in the  aggregate
          face  amount at any time outstanding the  sum
          of  $50,000,000.00 less, as of any date,  the
          face  amount of the Credit Enhancement Letter
          of  Credit], each such letter of credit shall
          have an expiry date no later than the earlier
          of  eighteen  (18) months from  the  date  of
          issuance  or  the  Revolving  Maturity  Date,
          whichever occurs first (the "Standby  Letters
          of  Credit"); (ii) a letter of credit in  the
          amount  of $28,350,000, such letter of credit
          shall  have an expiry date of June  30,  2002
          (the  "Credit Enhancement Letter of  Credit")
          and  (iii) letters of credit for the  account
          of  Borrower in such face amounts as Borrower
          may   request,  but  not  to  exceed  in  the
          aggregate face amount at any time outstanding
          the  greater of (A) $1,700,000.00, or (B) one
          percent (1%) of the Revolving Commitment then
          in  effect, each such letter of credit  shall
          have an expiry date of not more than one  (1)
          year  from  issuance,  subject  to  automatic
          renewal  but provided that the final maturity
          of any such Letter of Credit shall not extend
          beyond  the  Revolving  Maturity  Date   (the
          "Evergreen  Letters of Credit") (the  Standby
          Letters of Credit, Credit Enhancement  Letter
          of Credit and the Evergreen Letters of Credit
          are  hereinafter collectively referred to  as
          "Letters of Credit").  The expiry date of the
          Credit   Enhancement  Letter  of  Credit   is
          subject  to extension for additional  periods
          of one year or more ending on June 30 of such
          year  if, on or before 180 days prior  to  an
          expiry  date  the Agent notifies Borrower  in
          writing that the Credit Enhancement Letter of
          Credit  will be extended.  In the  event  the
          Banks   decide  not  to  extend  the   Credit
          Enhancement Letter of Credit, the Agent  will
          notify  Borrower on or before 180 days  prior
          to  the  expiry date of the Banks'  intention
          not  to extend such Credit Enhancement Letter
          of  Credit.  The Credit Enhancement Letter of
          Credit shall be available for issuance during
          a  period  beginning  on  the  date  of  this
          Agreement and ending on a date six (6) months
          thereafter.  The Evergreen Letters of  Credit
          shall  automatically  renew  upon  each  such
          expiry  date  unless the Agent  notifies  the
          Borrower  in  writing on  or  before  a  date
          concurrent  with  the  expiry  period  notice
          required in any such issued Letter of  Credit
          that  the Banks will not renew such Evergreen
          Letter  of  Credit at the next  expiry  date.
          The  face  amount  of all Letters  of  Credit
          (other  than  Letters  of  Credit  issued  in
          foreign  currency  which  are  provided   for
          hereinbelow) issued and outstanding hereunder
          shall  be considered as non-interest  bearing
          Advances   under  the  Revolving  Commitment.
          From  time to time one or more of the Letters
          of  Credit issued hereunder may be issued  in
          foreign   currency  (i.e.,   non-US   dollar)
          denominations    (i.e.,    non-U.S.    dollar
          denominations), which Letters of Credit shall
          be   (i)   treated  as  non-interest  bearing
          Advances  under the Revolving  Commitment  in
          amounts  equal to 120% of the face amount  of
          such  Letters  of Credit or the  U.S.  dollar
          equivalent  thereof  as  of  any  date,   and
          (ii) subject to the provisions of the Agent's
          application  and  agreement  for  Letters  of
          Credit,  including, but not limited  to,  the
          provisions of such application and  agreement
          regarding letters of credit issued in foreign
          currencies.   Each  Bank  agrees  that,  upon
          issuance  of any Letter of Credit  hereunder,
          it    shall    automatically    acquire     a
          participation in the Agent's liability  under
          such  Letter of Credit in an amount equal  to
          such  Bank's Revolving Commitment  Percentage
          of  such liability, and each Bank (other than
          Agent)      thereby     shall     absolutely,
          unconditionally  and irrevocably  assume,  as
          primary obligor and not as surety, and  shall
          be  unconditionally obligated to Agent to pay
          and   discharge   when  due,  its   Revolving
          Commitment  Percentage of  Agent's  liability
          under such Letter of Credit.  Borrower hereby
          unconditionally agrees to pay  and  reimburse
          the  Agent  for  the amount of  each  payment
          under any Letter of Credit at or prior to the
          date on which payment is made by the Agent to
          the     beneficiary    thereunder,    without
          presentment,   demand,   protest   or   other
          formalities  of any kind.  Upon receipt  from
          any  beneficiary of any Letter of  Credit  of
          any  demand for payment under such Letter  of
          Credit,  the  Agent  shall  promptly   notify
          Borrower  of  the demand and  the  date  upon
          which such payment is to be made by the Agent
          to   such  beneficiary  in  respect  of  such
          demand.   Forthwith  upon  receipt  of   such
          notice  from the Agent, Borrower shall advise
          the Agent whether or not it intends to borrow
          hereunder  to  finance  its  obligations   to
          reimburse  the  Agent, and if  so,  submit  a
          Notice   of   Borrowing   as   provided    in
          Section 2(b) hereof."

           (b) Subsection 2(d) is hereby deleted in its entirety and the following inserted in lieu thereof:

                "(d) Procedure for Obtaining Letters of
          Credit.   The  amount and date  of  issuance,
          renewal, extension or reissuance of a  Letter
          of  Credit  pursuant to the Banks' commitment
          above in Section 2(c) shall be designated  by
          Borrower's written request delivered to Agent
          at least three (3) Business Days prior to the
          date of such issuance, renewal, extension  or
          reissuance.   Concurrently with  or  promptly
          following the delivery of the request  for  a
          Letter  of  Credit  (other  than  the  Credit
          Enhancement Letter of Credit), Borrower shall
          execute   and   deliver  to  the   Agent   an
          application and agreement with respect to the
          Letters  of  Credit,  said  application   and
          agreement  to  be  in the form  used  by  the
          Agent.  Concurrently with the delivery of the
          request for the Credit Enhancement Letter  of
          Credit,    Borrower    shall    execute     a
          Reimbursement  Agreement  in  the   form   of
          Exhibit "A" hereto.  The Agent shall  not  be
          obligated to issue, renew, extend or  reissue
          such  Letters  of Credit if  (i)  the  amount
          thereon  when  added to  the  amount  of  the
          outstanding  Letters  of  Credit  exceeds  an
          amount  equal to $50,000,000 less, as of  any
          date,   the   face  amount  of   the   Credit
          Enhancement Letter of Credit in the  case  of
          Standby  Letters of Credit or (B) the greater
          of  $1,700,000.00 or one percent (1%) of  the
          Revolving Commitment in the case of Evergreen
          Letters of Credit, or (ii) the amount thereof
          when  added  to the Total Outstandings  would
          exceed   the   Revolving  Commitment.    Once
          issued, the Agent shall have the authority to
          renew and extend from time to time the expiry
          date  of  any  Letter of Credit  without  the
          requirement  of the joinder  of  any  of  the
          Banks, except that the Agent shall not  renew
          or   extend   the  expiry  date  beyond   the
          Revolving Maturity Date.  Borrower agrees  to
          pay  the  Agent for the benefit of the  Banks
          commissions for issuing the Letters of Credit
          (calculated  separately for  each  Letter  of
          Credit)  in  an amount equal to seven-eighths
          of  one percent (.875%) per annum on the face
          amount  of  each  Letter  of  Credit,  to  be
          reduced  pro rata if the expiry date is  less
          than twelve (12) months.  Borrower agrees  to
          pay  to Agent an additional fee equal to one-
          eighth  of one percent (.125%) per  annum  on
          the  maximum  face amount of each  Letter  of
          Credit.   Such commissions shall  be  payable
          prior  to  the  issuance of  each  Letter  of
          Credit  and  thereafter on  each  anniversary
          date  of  such issuance while such Letter  of
          Credit   is  outstanding.   Borrower  further
          agrees to pay to the Agent an amendment fee for any amendment to letters of credit issued hereunder, said fee to be in the amount of $50.00 per amendment and shall be due upon the issuance of such amendment."

           (c) By the addition of a new Subsection 2(h) thereto as follows:

                  "(h)    Additional    Reduction    of
          Availability Under Revolving Commitment.  The
          availability  under the Revolving  Commitment
          shall  be  reduced  as of  any  date  by  the
          principal balance outstanding as of such date
          on  promissory notes issued pursuant  to  the
          CCC  Credit  Agreement.  As such indebtedness
          is   repaid,  the  availability   under   the
          Revolving Commitment shall increase dollar for dollar by the amount of such principal repayments."

      3. Section 3 of the Credit Agreement is hereby amended in the following respects:

           (a) Subsection 3(a) is hereby amended by deleting the reference therein to "$85,000,000" and asserting in lieu thereof "$160,000,000".

           (b) Subsection 3(b) is hereby amended by deleting the first sentence thereof in its entirety and substituting the following sentence in lieu thereof:

                "At  the Effective Date there shall  be
          outstanding  five notes:  (i)  one  Revolving
          Note   in   the  aggregate  face  amount   of
          $40,000,000 payable to the order of Bank One,
          (ii) one Revolving Note in the aggregate face
          amount  of $30,000,000 payable to ABN,  (iii)
          one  Revolving  Note  in the  aggregate  face
          amount of $30,000,000 payable to the order of
          CL,  (iv) one Revolving Note in the aggregate
          face  amount  of $30,000,000 payable  to  the
          order of Fuji, and (v) one Revolving Note  in
          the  aggregate  face  amount  of  $30,000,000
          payable to the order of Hibernia."

      4. Section 6 of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

          "6. Collateral and Guaranties. The obligation of the Borrower to repay (i) with interest all amounts advanced under the Revolving Commitment as evidenced by the Revolving Note or Notes, together with all renewals, extensions, modifications and/or restatements of the Revolving Commitment and/or the Revolving Note or Notes that are from time to time in effect, and
     (ii) all fees, costs and expenses of the Banks, including reasonable attorneys' fees incurred by the Banks under this Agreement (collectively, the "Secured Obligations") shall be (A) secured by the pledge by Borrower of 66% of the voting stock of Global Offshore,
     (B) secured by the pledge by Borrower of 100% of the voting stock of Subtec Middle East Limited ("Subtec Middle East"), (C) secured by a pledge by Industries Offshore of 66% of the voting stock of Global Industries Asia Pacific Pte., Ltd., ("Global Asia"),
     (D) secured by pledge by Subtec Middle East of 66% of the voting stock of Subtec Asia Limited ("Subtec Asia"), and (E) guaranteed by a Guaranty executed by each of the Guarantors in favor of the Banks dated of even date herewith, whereby the Guarantors obligate themselves in solido with the Borrower. The Guaranty to be executed by each Guarantor shall be in form of Exhibit "C" hereto."

     5. Section 12 of the Credit Agreement is hereby amended in the following respects:

           (a) Subsection 12(c) is hereby deleted in its entirety and the following inserted in lieu thereof:

                 "(c)   Minimum  Fixed  Charge   Ratio.
          Borrower  will  not allow  its  Fixed  Charge
          Ratio to ever be less than 1.50 to 1.0, as of the end of any fiscal quarter."

           (b) Subsection 12(d) is hereby deleted in its entirety and the following inserted in lieu thereof:

               "(d) Maximum Total Debt Ratio.  Borrower
          will  not  allow its ratio of (i) total  Debt
          plus    Capital    Lease    Obligation,    to
          (ii) Shareholder's Equity plus total Debt and
          Capital Lease Obligations, as determined in accordance with GAAP, to ever exceed 50%, as of the end of any fiscal quarter."

            (c)   Subsection  12(g)(ix)  thereof  is  hereby
     deleted   in   its  entirety  and  the  following   two
     subsections inserted in lieu thereof:

               "(ix)     indebtedness of Borrower under
          that   certain  Facilities  Agreement   dated
          November 1, 1997, by and among Borrower and Lake Charles Harbor and Terminal District; or

                "(x)  renewals or extensions of any  or
          all of the foregoing."

          (d)  Subsection 12(o) thereof is hereby deleted in
     its   entirety  and  the  following  inserted  in  lieu
     thereof:

                "(o)  Stock  of  Certain  Subsidiaries.
          Borrower  shall  not (i)  sell,  transfer  or
          otherwise dispose of any of the voting  stock
          of   Global  Offshore,  Global  Asia,  Subtec
          Middle East or Subtec Asia or (ii) create, incur, assume or permit to exist any Lien, on any of the voting stock of Global Offshore, Global Asia, Subtec Middle East or Subtec
          Asia except the Lien granted to the Banks and Permitted Liens."

      6. Section 13 of the Credit Agreement is amended in the following respects:

          (a) Subsection 13(c) is hereby deleted in its entirety and the following inserted in lien thereof:

                "(c)  Default shall be made in the  due
          observance  or  performance  of  any  of  the
          covenants or agreements contained in the Loan
          Documents,    including    this     Agreement
          (excluding  covenants  contained  in  Section
          12(a),  (b), (c), (d), (e), (f), (g), (k),(n)
          and (o) of this Agreement for which there is not cure period), and such default shall continue for more than thirty (30) days after written notice thereof from the Agent; or"

          (b) Subsection 13(d) is hereby deleted in its entirety and the following inserted in lien thereof:

                "(d)  Default shall be made in the  due
          observance or performance of the covenants contained in Section 12(a), (b), (c), (d),
          (e),  (f),  (g),  (k),(n)  and  (o)  of  this
          Agreement; or"

     7. Exhibit C to the Credit Agreement is hereby deleted and replaced by the new Exhibit C in the form attached hereto.

      8. The obligation of the Banks hereunder shall be subject to the following conditions precedent:

          (a) Borrower's Execution and Delivery. Borrower shall have executed and delivered to the Agent for the benefit of the Banks, this Agreement, the new Notes and other required documents, all in form and substance satisfactory to Agent;

            (b) Guarantors' Execution and Delivery. The Guarantors shall have executed and delivered to the Agent for the benefit of the Banks, new Guaranties in the form of Exhibit C hereto and other required documents, all in form and substance satisfactory to Agent;

          (c)  Legal Opinion.  The Agent shall have received from
     Borrower's and Guarantors' legal counsel a favorable legal opinion in form and substance reasonably satisfactory to Agent and its counsel;

           (d) Corporate Resolutions. The Agent shall have received appropriate certified corporate resolutions of Borrower and each Guarantor;

           (e) Good Standing. The Agent shall have received evidence of existence and good standing for Borrower and each Guarantor;

           (f) Amendments to Articles of Incorporation and Bylaws. The Agent shall have received copies of all amendments to the Articles of Incorporation of Borrower and each Guarantor made since the Effective Date of the Credit Agreement, certified by the Secretary of State of the State or Country of its incorporation, and a copy of any amendments to the Bylaws of Borrower and each Guarantor, made since the Effective Date of the Credit Agreement, certified by Borrower and each Guarantor as being true, correct and complete;

           (g) Payment of Fees. The Agent shall have received payment in full of all fees due on the date of execution of this Agreement;

           (h)   Representation    and    Warranties.     The
     representations and warranties of Borrower and each Consolidated Subsidiary under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date or the Majority Banks shall have consented to the contrary);

           (i) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

           (j) Other Documents. Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Bank or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

           (k) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrower.

      9. Except to the extent its provisions are specifically amended, modified or superseded by this Agreement, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Agreement, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrower and the Banks.

     10. Unless otherwise defined herein, all defined terms used herein shall have the same meaning ascribed to such terms in the Credit Agreement.

     11. This Agreement may be executed in any number of identical separate counterparts, each of which for all purposes to be deemed an original, but all of which shall constitute, collectively, one Agreement.

     12. The Guarantors are executing this Agreement only to indicate their consent to the execution hereof by the Borrower.

     13. WRITTEN CREDIT AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THE FIRST AMENDMENT AND THIS SECOND AMENDMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

      IN  WITNESS  WHEREOF, the parties have caused  this  Second
Amendment to Restated Credit Agreement to be duly executed as of the date first above written.

                              BORROWER:

                              GLOBAL INDUSTRIES, LTD.
                              a Louisiana corporation


                              By:
                              Michael J. Pollock, Vice President


                              GUARANTORS:

                              GLOBAL PIPELINES PLUS, INC.;
                              GLOBAL DIVERS AND CONTRACTORS, INC.;
                              GLOBAL MOVIBLE OFFSHORE, INC.;
                              PIPELINES, INCORPORATED;
                              GLOBAL INDUSTRIES OFFSHORE,INC.; AND
                              GLOBAL INTERNATIONAL VESSELS, LTD.



                              By:
                              Michael J. Pollock, Vice President

                              BANKS:

                              BANK ONE, LOUISIANA, NATIONAL
                              ASSOCIATION, a national banking
                              association



                              By:
                                   Rose M. Miller, Vice President



                              ABN AMRO BANK N.V., HOUSTON AGENCY



                              By:
                                   H. Gene Shiels
                                   Vice President



                              By:
                              Name:
                              Title:



                              CREDIT LYONNAIS NEW YORK BRANCH



                              By:
                              Name:
                              Title:



                              THE FUJI BANK, LIMITED, HOUSTON AGENCY


                              By:
                              Name:
                              Title:


                              HIBERNIA NATIONAL BANK



                              By:
                                   Bruce Ross
                                   Vice President


                              AGENT:

                              BANK ONE, LOUISIANA, NATIONAL
                              ASSOCIATION, a national banking
                              association



                              By:
                                   Rose M. Miller
                                   Vice President




                           EXHIBIT "C"


                       CONTINUING GUARANTY

     CONTINUING GUARANTY (this "Agreement") made and entered into as of __________, 1997 by Global Pipelines Plus, Inc., Global Divers and Contractors, Inc., Global Movible Offshore, Inc., Pipelines, Incorporated, Global Industries Offshore, Inc. and Global International Vessels, Ltd. (hereinafter, whether one or more, individually and collectively referred to as "Guarantor"), in favor of Bank One, Louisiana, National Association of
Lafayette, Louisiana, as Agent for itself and each of the financial institutions which are a party to that certain Restated Credit Agreement dated as of April 17, 1997, as amended, by and among Borrower (as hereinafter defined), the Agent and the financial institutions party thereto (the "Credit Agreement") (hereinafter referred to as "Lenders"), guarantying the Indebtedness (as defined) of GLOBAL INDUSTRIES, LTD., a Louisiana corporation (hereinafter referred to as "Borrower").

                           WITNESSETH:

      FOR VALUE RECEIVED, and in consideration of and for credit and financial accommodations extended, to be extended, or continued to or for the account of the above named Borrower, the undersigned Guarantor, whether one or more, hereby jointly, severally and solidarity, agrees as follows:

             SECTION 1. Continuing Guaranty of Borrower's Indebtedness. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of any and all loans, extensions of credit and/or other obligations that Borrower may now and/or in the future owe to and/or incur in favor of Lenders under or pursuant to that certain Restated Credit Agreement dated as of April 17, 1997, as amended, by and among Borrower, Guarantors and Lenders, and as the same may be amended and/or restated from time to time and in effect (the
"Credit Agreement"), including the indebtedness of Borrower evidenced by certain Promissory Notes of even date herewith in the maximum aggregate principal amount of $160,000,000.00, made by Borrower pursuant to the Credit Agreement, as said Promissory Notes may be renewed from time to time and in effect, and whether such indebtedness and/or obligations are absolute or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, and whether now existing or hereafter arising, of any nature or kind whatsoever, up to a maximum principal amount outstanding at any one or more times not to exceed ONE HUNDRED SIXTY MILLION AND NO/100 DOLLARS (U.S. $160,000.000.00), together with interest, costs and attorneys' fees thereon (with all of Borrower's indebtedness and/or obligations being hereinafter individually and collectively referred to under this Agreement as "Borrower's Indebtedness" or the "Indebtedness").

      Notwithstanding any other provision herein to the contrary, the maximum principal amount of Borrower's Indebtedness in favor of Lenders guaranteed by Guarantor under this Agreement is limited to ONE HUNDRED SIXTY MILLION AND NO/100 DOLLARS (U.S. $160,000,000.00) (interest, costs, and attorney's fees under Borrower's Indebtedness are additionally guaranteed hereunder.)

           SECTION 2. Limitation on Liability. The liability of any Guarantor hereunder with respect to the Indebtedness shall be limited to the maximum amount of liability that can be incurred without rendering this Continuing Guaranty, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

           SECTION 3. Joint, Several and Solidarity Liability. Guarantor further agrees that its obligations and liabilities for the prompt and punctual payment, performance and satisfaction of all of Borrower's Indebtedness shall be on a "joint and several" and "solidary" basis along with Borrower to the same degree and extent as if Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of all of Borrower's Indebtedness. In the event that there is more than one guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of Borrower's Indebtedness, Guarantor's obligations and liabilities hereunder shall be on a "joint and several" and "solidary" basis along with such other guarantor or guarantors, endorsers and/or sureties.

           SECTION 4. Duration; Cancellation of Agreement. This Agreement and Guarantor's obligations and liabilities hereunder shall remain in full force and effect until such time as each and every Indebtedness of Borrower shall be paid, performed and/or satisfied in full, in principal, interest, costs and attorneys' fees, or until such time as this Agreement may be cancelled or otherwise terminated by Lenders under a written cancellation instrument in favor of Guarantor (subject to the automatic reinstatement provision hereinbelow). Unless otherwise indicated under such a written cancellation instrument, Lenders' agreement to terminate or otherwise cancel this Agreement shall only effect and shall be expressly limited to Guarantor's continuing obligations and liabilities to guarantee the prompt and punctual payment, performance and satisfaction of Borrower's Indebtedness incurred, originated and/or extended or committed to by Lenders after the date of such a written cancellation instrument; with Guarantor remaining fully obligated and liable under this Agreement for the prompt and punctual payment, performance and satisfaction of any and all of Borrower's then outstanding Indebtedness together with continuing assessment of interest thereon) that was incurred, originated, extended or committed to prior to the date of such a written cancellation instrument.
Nothing under this Agreement or under any other agreement or understanding by and between Guarantor and Lenders, shall in any way obligate, or be construed to obligate, Lenders to agree to the subsequent termination or cancellation of Guarantor's obligations and liabilities hereunder, it being fully understood and agreed by Guarantor that Lenders may, within its sole and uncontrolled discretion and judgment, refuse to release Guarantor from any of its obligations and liabilities under this Agreement for any reason whatsoever as long as any of Borrower's Indebtedness remains unpaid and outstanding.

          SECTION 5. Default of Borrower. Should Borrower default under any of its Indebtedness in favor of Lenders as provided in the Credit Agreement, Guarantor unconditionally and absolutely agrees to pay the full then unpaid amount of all of Borrower's Indebtedness guaranteed hereunder, in principal interest, costs and reasonable attorneys' fees. Such payment or payments shall be made immediately following demand by Lenders at Agent's offices at 200 West Congress Street, Lafayette, Louisiana 70501. Guarantor hereby waives notice of acceptance of this Agreement and of any Indebtedness to which it applies or may apply. Guarantor further waives presentation and demand for payment of Borrower's Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by Lenders in collection thereof, including any notice of default in payment thereof or other notice to, or demand for payment thereof on any party. Guarantor additionally waives any and all rights and pleas of division and discussion as provided under Louisiana State law, as well as, to the degree applicable, any similar rights as may be provided under the laws of any other state.

            SECTION 6. Guarantor's Subordination of Rights to Lenders. In the event that Guarantor should for any reason (i) make any payment for and on behalf of Borrower under any of Borrower's Indebtedness, and/or (ii) make any payments to Lenders in total or partial satisfaction of Guarantor's obligations and liabilities hereunder, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect or to be reimbursed by Borrower (or by any guarantor, endorser or surety of Borrower's Indebtedness), whether Guarantor's rights of collection or reimbursement arise by way of subrogation to the rights of Lenders or otherwise, shall in all respects be subordinate, inferior and junior to Lenders' rights to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as all of Borrower's Indebtedness is fully paid and satisfied. Upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreement) any and all amounts owed by Borrower to Guarantor shall in all respects be subordinate, inferior and junior to Lenders' rights to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as all of Borrower's Indebtedness is fully paid and satisfied. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor's aforesaid rights against Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), arising by way of subrogation or otherwise, until such time as all of Borrower's then remaining Indebtedness in favor of Lenders is fully paid and satisfied, in principal, interest, costs and attorneys' fees.

           SECTION 7. Additional Covenants. Guarantor further agrees that Lenders may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or any one of them, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without impairing or releasing the obligations of Guarantor under this
Agreement:

A. Discharge or release any party (including, but not limited to, Borrower or any guarantor under this Agreement) who is or may be liable to Lenders for any of Borrower's Indebtedness;

B. Sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness;

C. Change the manner, place or terms of payment, or change or extend the time of payment of or renew, as often and for such periods as Lenders may determine, or after, any of Borrower's Indebtedness;

D.                  Settle or compromise any of Borrower's
Indebtedness;

E. Subordinate and/or agree to subordinate the payment of all or any of Borrower's Indebtedness or Lenders' security rights in and/or to any collateral directly or indirectly securing any such indebtedness, to the payment and/or security rights of any other present and/or future creditors of Borrower;

F. Apply any sums paid to any of Borrower's Indebtedness, with such payments being applied in such priority or with such preferences as Lenders may determine in its sole discretion, regardless of what Indebtedness of Borrower remains unpaid;

G. Take or accept any other security for any or all of Borrower's Indebtedness; and/or

H.                   Enter into, deliver, modify, amend or  waive
compliance   with,  any  Instrument  or  arrangement  evidencing,
securing  or  otherwise affecting, all or any part of  Borrower's
Indebtedness.

           In addition, no course of dealing between Lenders and Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), nor any failure or delay on the part of Lenders to exercise any of Lenders' rights and remedies, or any other agreement or agreements by and between Lenders and Borrower (or any other guarantor, surety or endorser) shall have the affect of impairing or releasing Guarantor's obligations and liabilities to Lenders or of waiving any of Lenders' rights and remedies. Any partial exercise of any rights and remedies granted to Lenders shall furthermore not constitute a waiver of any of Lenders' other rights and remedies, it being Guarantor's intent and agreement that Lenders' rights and remedies shall be cumulative in nature. Guarantor further agrees that, should Borrower default under any of its Indebtedness, any waiver or forbearance on the part of Lenders to pursue the rights and remedies available to Lenders shall be binding upon Lenders only to the extent that Lenders specifically agree to such waiver or forbearance in writing. A waiver or forbearance on the part of Lenders as to one event of default shall not constitute a waiver of forbearance as to any other default.

            SECTION 8. No Release of Guarantor. Guarantor's obligations and liabilities under this Agreement shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event, including without limitation any one of the following events:

A. Death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower's behalf), or any other guarantor, surety or endorser of any of Borrower's Indebtedness;

B. Partial payment or payments of any amount due and/or outstanding under any of Borrower's Indebtedness;

C. Any payment of Borrower or any other party to Lenders is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, Lenders is required to refund such payment or pay such amount to Borrower or to any other person;

D. Any dissolution of Borrower or any sale, lease or transfer of all or any part of Borrower's assets; and/or

E. Any failure of Lenders to notify Guarantor of the acceptance of this Agreement or of the making of loans or other extensions of credit in reliance on this Agreement or of the failure of Borrower to make any payment due by Borrower to Lenders.

F. Apply any sums paid to any of Borrower's Indebtedness, with such payments being applied in such priority or with such preferences as Lenders may determine in its own discretion, regardless of what Indebtedness of Borrower remains unpaid;

G. Take or accept any other security for any or all of Borrower's Indebtedness; and/or

H.                   Enter into, deliver, modify, amend or  waive
compliance   with,  any  Instrument  or  arrangement  evidencing,
securing  or  otherwise affecting, all or any part of  Borrower's
Indebtedness.

            This   Agreement  and  Guarantor's  obligations   and
liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated if a release or discharge has occurred, as the case may be, if at any time any payment or part thereof to Lenders with respect to any of
Borrower's Indebtedness is rescinded or must otherwise be restored by Lenders pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party. In the event that Lenders must rescind or restore any payment received by Lenders in satisfaction of Borrower's Indebtedness, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor's obligations and liabilities hereunder shall automatically be renewed or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge was never granted. It is the intention of Lenders and Guarantor that Guarantor's obligations and liabilities hereunder shall not be discharged except by Guarantor's full and complete performance of such obligations and liabilities and then only to the extent of such performance.

           SECTION 9 Enforcement of Guarantor's Obligations and Liabilities. Guarantor agrees that, should Lenders deem it necessary to file an appropriate collection action to enforce Guarantor's obligations and liabilities under this Agreement, Lenders may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Borrower's Indebtedness from Borrower or from any other guarantor, surety or endorser, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness, whether through the filing of an appropriate foreclosure action or otherwise, or (iii) including Borrower or any other guarantor, surety or endorser of any of Borrower's Indebtedness as an additional party defendant in such a collection action against Guarantor. If there is more than one guarantor under this Agreement, each guarantor additionally agrees that Lenders may file an appropriate collection and/or enforcement action against any one or more of them, without impairing the rights of Lenders against any other guarantor under this Agreement. In the event that Lenders should ever deem it necessary to refer this Agreement to an attorney-at-law for the purpose of enforcing Guarantor obligations and liabilities hereunder, or of protecting or preserving Lenders' rights hereunder, Guarantor (and each of them, on a joint, several and solidary basis) agrees to reimburse Lenders for the reasonable fees of such an attorney. Guarantor additionally agrees that Lenders shall not be liable for failure to use diligence in the collection of any of Borrower's Indebtedness or any collateral security therefor, or in creating or preserving the liability of any person liable on any such Indebtedness, or in creating, perfecting or preserving any security for any such Indebtedness.

           SECTION 10 Additional Documents. Upon the reasonable request of Lenders, Guarantor will, at any time, and from time to time, duly execute and deliver to Lenders any and all such further instruments and documents, and supply such additional information as may be necessary or advisable in the opinion of Lenders, to obtain the full benefits of this Agreement.

           SECTION 11 Transfer of Indebtedness. This agreement is for the benefit of Lenders and for such other person or persons as may from time to time become or be the holders of any of Borrower's Indebtedness hereby guaranteed and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as Borrower's Indebtedness may be transferable, it being understood that, upon the transfer or assignment by Lenders of any of Borrower's Indebtedness hereby guaranteed, the legal holder of such Indebtedness shall have all the rights granted to Lenders under this Agreement.

      Guarantor hereby recognizes and agrees that Lenders may, from time to time, one or more times, transfer all or any portion of Borrower's Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of a participation or syndication interest in such Indebtedness in favor of one or more third parties. Guarantor specifically agrees and consents to all such transfers and assignments and Guarantor further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable Louisiana law. Guarantor additionally agrees that the purchaser of a participation or syndication interest in Borrower's Indebtedness will be considered as the absolute owner of an interest in, or a percentage interest of, such Indebtedness and that such a purchaser shall have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation or syndication interest. Guarantor further waives any right of offset that Guarantor may have against Lenders and/or any purchaser of such a participation or syndication interest in Borrower's Indebtedness and Guarantor unconditionally agrees that either Lenders or such a purchaser may enforce Guarantor's obligations and liabilities under this Agreement, irrespective of the failure or insolvency of Lenders or any such purchaser. Guarantor further agrees that, upon any transfer of all or any portion of Borrower's Indebtedness, Lenders may transfer and deliver any and all collateral securing repayment of such Indebtedness including, but not limited to, any collateral provided by Guarantor) to the transferee of such Indebtedness and such collateral (again, including but not limited to Guarantor's collateral) shall secure any and all of Borrower's Indebtedness in favor of such transferee. Guarantor additionally agrees that, after any such transfer or assignment has taken place, Lenders shall be fully discharged from any and all liability and responsibility to Borrower (and Guarantor) with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

           SECTION 12 Right of Offset. As collateral security for the repayment of Guarantor's obligations and liabilities under this Agreement, Guarantor hereby grants Lenders, as well as their successors and assigns, the right to apply, upon the occurrence of an Event of Default under the Credit Agreement and the expiration of any applicable grace period allowed to cure the Event of Default, any and all funds that Guarantor may then have on deposit with or in the possession or control of any Lender and its successors or assigns (with the exception of funds deposited in IRA, pension or other tax-deferred deposit accounts), towards repayment of any of Borrower's Indebtedness subject to this Agreement.

            SECTION 13  Construction.   The  provisions  of   this
Agreement shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty or other agreements by Guarantor (or any one or more of them), in favor of Lenders or assigned to Lenders by others, all of which shall be construed as complementing each
other.   Nothing  herein  contained shall  prevent  Lenders  from
enforcing any and all such guaranties or agreements in accordance with their respective terms.

          SECTION 14 Amendment. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Lenders, and then shall be effective only to the specific instance and for the specific purpose for which given.

         SECTION 15 Successors and Assigns Bound. Guarantor's obligations and liabilities under this Agreement shall be binding upon Guarantor's successors, heirs, legatees, devisees, administrator executors and assigns. The rights and remedies granted to Lenders under this Agreement shall also inure to the benefit of Lenders' successors and assigns, as well as to any and all subsequent holder or holders of any of Borrower's Indebtedness subject to this Agreement.

         SECTION 16 Caption Heading. Caption headings of the section of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

         SECTION 17   Governing  Law.  THIS  AGREEMENT  SHALL  BE
GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF
THE STATE OF LOUISIANA.

         SECTION 18 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof; such provision shall be fully severable, this Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

     IN WITNESS WHEREOF, Guarantor has executed this Agreement in favor of Lenders on the day, month, and year first written above.

                         GUARANTORS:

                         GLOBAL PIPELINES PLUS, INC.;
                         GLOBAL DIVERS AND CONTRACTORS,INC.;
                         GLOBAL MOVIBLE OFFSHORE, INC.;
                         PIPELINES, INCORPORATED;
                         GLOBAL INDUSTRIES OFFSHORE, INC.;and
                         GLOBAL INTERNATIONAL VESSELS, LTD.



                         By:
                              Michael J. Pollock, Vice President

ACCEPTED:

BANK ONE, LOUISIANA,
NATIONAL ASSOCIATION
as Agent for itself
and the Lenders



By:                                          DATE: _________, 1997
     Rose M. Miller, Vice President





                                             Exhibit 10.2








                      FACILITIES AGREEMENT


                         by and between


                     GLOBAL INDUSTRIES, LTD.


                               and


            LAKE CHARLES HARBOR AND TERMINAL DISTRICT



                  Dated as of November 1, 1997








                        TABLE OF CONTENTS

Recitals                                           1

THE TOC DEFINITION CODE APPEARS IMMEDIATELY AFTER THIS COMMENT.

ARTICLE I
DEFINITIONS AND REPRESENTATIONS


SECTION 1.1     Definitions and Construction       2
SECTION 1.2     Representations by the Issuer      7
SECTION 1.3     Representations by the Company     8

ARTICLE II
FINANCING OF PROJECT FACILITIES;
PAYMENT AND PREPAYMENT PROVISIONS


SECTION 2.1     Financing the Project Facilities  10
SECTION 2.2     Term; Cancellation at Expiration
                  of Term                         10
SECTION 2.3     Facilities Payments               10
SECTION 2.4     Purchase Price Payments           11
SECTION 2.5     Optional Prepayment               12
SECTION 2.6     Obligation of Company
                  Unconditional                   12
SECTION 2.7     Additional Financing              13

ARTICLE III
 AGREEMENT TO UNDERTAKE PROJECT FACILITIES;
CUSTODY AND APPLICATION OF PROCEEDS OF BONDS


SECTION 3.1     Agreement to Undertake Project
                  Facilities; Completion of the Project
                  Facilities if Bond Proceeds
                  Insufficient                    13
SECTION 3.2     Debt Service Fund                 14
SECTION 3.4     Completion of Project Facilities  15
SECTION 3.5     Possession, Use and Occupancy     16

ARTICLE IV
PARTICULAR COVENANTS


SECTION 4.1     The Company to Maintain its Existence;
                  Conditions under which Exceptions
                  Permitted                       16
SECTION 4.2     Assignment                        16
SECTION 4.3     Indemnity of Governmental Units and
                  Issuer                          17
SECTION 4.4     Reasonable and Extraordinary Fees and
                  Expenses of Trustee and Paying Agent;
                  Indemnification of Trustee      18
SECTION 4.5     Expenses of Issuer                19
SECTION 4.6     Discharge of Liens on Payments    19
SECTION 4.7     Inspection of the Books and Records 19
SECTION 4.8     Further Assurances and Corrective
                  Instruments                     19
SECTION 4.9     Amendments to Indenture           20
SECTION 4.10    Force Majeure                     20

ARTICLE V
DEFAULT AND REMEDIES

SECTION 5.1     Events of Default                 20
SECTION 5.2     Remedies on Default               21
SECTION 5.3     Remedies Cumulative               21

ARTICLE VI
TAX COVENANTS

SECTION 6.1     Covenants with Respect to Exclusion from
                  Gross Income of Interest on
                  the Bonds                       22
SECTION 6.2     Payment to Special Rebate Fund; Company
                  Determinations                  23


                           ARTICLE VII
                          MISCELLANEOUS

SECTION 7.1     Application of Moneys;
                  Rights of Company               24
SECTION 7.2     Benefit of and Enforcement by the
                  Bondholders                     24
SECTION 7.3     Limitations on Liability of Issuer,
                  Board and Governmental Units    24
SECTION 7.4     Limitation of Liability of Officers,
                  Employees and Agents of
                  the Company                     25
SECTION 7.5     Amendments to Facilities Agreement,
                  Consent of Trustee Required     25
SECTION 7.6     Notices                           25
SECTION 7.7     Net Agreement                     25
SECTION 7.8     Applicable Law                    25
SECTION 7.9     Ground Lease                      26
SECTION 7.10    Execution of Indenture            26
SECTION 7.11    Performance Under Indenture       26
SECTION 7.12    Severability                      26
SECTION 7.13    Counterparts                      26

EXECUTION                                         27


     THIS FACILITIES AGREEMENT (the "Facilities Agreement"), made and dated as of November 1, 1997, is by and between the Lake Charles Harbor and Terminal District (the "Issuer"), a deep-water port and political subdivision of the State of Louisiana, and Global Industries, Ltd. (the "Company"), a Louisiana corporation.

                        WITNESSETH THAT:

      WHEREAS, the Issuer, a deep-water port and political subdivision of the State of Louisiana, created, organized and acting pursuant to the provisions of Part II of Chapter 1 of Title 34, Part XII, Chapter 4, and Chapter 13 of Title 39 of the Louisiana Revised Statutes of 1950, as amended, and Article VI, Sections 21, 43 and 44 of the Constitution of the State of Louisiana of 1974, as amended, and other constitutional and statutory authority(collectively, the "Act"), is authorized to own, administer, contract for, construct, operate, maintain, lease and sell docks, wharves, sheds, elevators, locks, slips, canals, laterals, basins, warehouses, and other works of public improvement and all other property, equipment and facilities necessary or useful for port, harbor and terminal purposes, and all necessary property and appurtenances in connection with the foregoing, and to issue its public port revenue bonds to finance the cost of acquiring, constructing, equipping, installing and operating docks and wharves and functionally related facilities; and

      WHEREAS, in furtherance of the Act, the Issuer enters into this Facilities Agreement to induce and encourage the location by the Company's of certain dock and wharf facilities in the Issuer, the Parish of Calcasieu, Louisiana, which will have an economic impact on the area and thereby the State; and

      WHEREAS, the Company's facilities will consist of the acquisition and construction on approximately 200 acres of land owned by the Company and placing into operation of a new deep-water port complex consisting of bulkhead slips for loading and supply of barges, boats and offshore construction vessels, with reinforced concrete and/or crushed stone areas adjacent to the slips for support of cranes used for loading materials and supplies on the vessels; buildings for the storage of material and supplies for vessels; and a pipe base for loading reel vessels (collectively the "Project Facilities"). The financing of the Project Facilities and the costs of issuance of the Bonds are hereinafter referred to as the "Project"); and

      WHEREAS, the Company has agreed to locate its Project Facilities in the Issuer and has requested the Issuer to issue its revenue bonds to finance and pay for a portion of the acquisition and construction of the Project, which Bonds shall be payable solely from the payments made pursuant to this Facilities Agreement; and

      WHEREAS, the Issuer has determined to finance a portion of the cost of the Project as requested by the Company through the issuance of bonds to be designated "Lake Charles Harbor and Terminal District Port Improvement Revenue Bonds (Global Industries, Ltd. Project), Series 1997" (the "Bonds") limited to the aggregate principal amount of $25,000,000 pursuant to a Trust Indenture dated as of November 1, 1997 (the "Indenture") between the Issuer and First National Bank of Commerce, New Orleans, Louisiana, as trustee (the Trustee"); and

      WHEREAS, in furtherance of the Project, the Company will make Facilities Payments (as defined below) to the Trustee, as the Issuer's assignee, in an amount sufficient to pay when due under the Indenture (whether at stated maturity, upon redemption, upon optional or mandatory tender, by acceleration or otherwise) the principal of, premium, if any, and interest on the Bonds; and

     WHEREAS, In order to facilitate the issuance and sale of the Bonds and to enhance the marketability of the Bonds and thereby achieve interest cost savings, the principal of and interest on the Bonds (to the extent other funds are not available therefor), shall be secured by an irrevocable direct-pay letter of credit (together with any substitute letter of credit, the "Letter of Credit") initially issued by Bank One, Louisiana, National Association (together with any issuer of a replacement letter of credit, the "Bank") delivered to the Paying Agent for the account of the Company in accordance with the provisions of the Indenture and the Reimbursement Agreement dated as of November 1, 1997 (the "Reimbursement Agreement") between the Bank and the Company; and

      WHEREAS, the Issuer has assigned all of its rights, title and interest in and to this Facilities Agreement (except for certain rights relating to fees, expenses and to indemnification) to the Trustee pursuant to the Indenture;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows, to wit:


                            ARTICLE I
                 DEFINITIONS AND REPRESENTATIONS


     SECTION 1.1    Definitions and Construction.

      (a) All terms used in this Facilities Agreement which are defined in the Indenture have the same meanings in this Facilities Agreement which are assigned to such terms in the Indenture, unless otherwise defined in this Facilities Agreement.

      In this Facilities Agreement (except as otherwise expressly provided  or unless the context otherwise requires) the following
terms   shall  have  the  meanings  specified  in  the  foregoing
recitals:


          Act                      Issuer
          Bank                     Letter of Credit
          Bonds                    Project
          Facilities Agreement     Project Facilities
          Facilities Payments      Reimbursement Agreement
          Indenture                Trustee


      (b) The following terms shall have the meanings specified in this Section, unless the context otherwise requires:

      "Act of Bankruptcy" shall mean the commencement of a bankruptcy or similar proceeding by or against the Company, including, but not limited to, the following: the making of a general assignment for the benefit of creditors, the commencing of a voluntary case under the Federal Bankruptcy Code or the filing of a petition thereunder, petitioning or applying to any tribunal for the appointment of a receiver, or any trustee for the Company or a substantial part of the assets of the Company, commencing any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the appointment of a receiver or any trustee for the Company or any substantial part of any of the properties of the Company.

      "Authorized Company Representative" shall mean each person at the time designated to act on behalf of the Company by a written certificate, containing a specimen signature of such person, which is fully executed on behalf of the Company and is furnished to the Trustee.

      "Board"  shall mean the Board of Commissioners of the  Lake
Charles Harbor and Terminal District, the governing authority of the Issuer.

      "Bond Counsel" means an attorney or firm of attorneys of national reputation selected by the Company, experienced in the field of municipal bonds whose opinions are generally accepted by purchasers of municipal bonds.

      "Bond Proceeds Account" shall mean the fund by that name established in the Construction Fund held by the Trustee pursuant to Article III of the Indenture.

      "Bond  Purchase  Agreement"  shall  mean  the  Underwriting
Agreement, dated as of November 19, 1997, by and among the Issuer, the Company, and Morgan Stanley & Co., Incorporated.

       "Bond Resolution" means, collectively, the resolution adopted by the Board on October 9, 1997, as supplemented, ratified and approved by resolution adopted by the Board on November 10, 1997, and any additional resolutions of the Issuer approving and authorizing the Bonds, the Indenture and this Facilities Agreement.

      "Claims" shall mean all claims, lawsuits, causes of action and other legal actions and proceedings brought against any Indemnified Party so long as the claim, lawsuit, cause of action or other legal action or proceeding, directly or indirectly, arises out of, results from, relates to or is based upon, in whole or in part: (a) the issuance, offering, sale, delivery or payment of the Bonds, or (b) the design, construction, installation, operation, use, occupancy or maintenance of the Project Facilities or any part thereof.

      "Closing Date" shall mean the date of issuance and delivery of the Bonds to the initial purchasers thereof in exchange for the purchase price therefor.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, together with any further amendments or successors thereto hereafter enacted.

       "Company"  shall  mean  (i)  Global  Industries,  Ltd.,  a
Louisiana corporation, and (ii) any surviving, resulting or transferee entity as provided in Section 4.1 hereof.

      "Cost of Construction" shall mean all costs incurred by the
Issuer   or   the  Company  with  respect  to  the   acquisition,
construction   and   improvement  of  the   Project   Facilities,
including but not limited to, the following items:

            (i) obligations incurred or assumed for labor, materials and equipment (including obligations payable to the Company for expenditures made or costs incurred by the Company);

           (ii) costs of any bonds and insurance deemed necessary or appropriate by the Company;

           (iii) costs of engineering services, including the costs incurred or assumed for preliminary design and
     development,    surveys,    estimates    and    plans    and
     specifications, and for supervising construction and performing all other duties required in connection with the construction, acquisition and improvement of the Project Facilities;

           (iv) costs which the Company shall be required to pay under the terms of any contract or contracts in connection with the construction, acquisition and improvement of the Project Facilities;

          (v) sums required to reimburse the Company for advances made for any of the above items, and for any other costs (including a portion of the interest costs of general Company borrowings) incurred for work done or caused to be done by the Company which are properly chargeable to the Project Facilities;

           (vi) interest on the Bonds, and any other bonds issued by the Issuer to finance the acquisition, construction and improvement of the Project Facilities, actually paid during or attributable to the period of construction of the Project Facilities and for a period of one year after completion of construction (which the Issuer has found to be a reasonable period);

          (vii) to the extent authorized by the Act, costs of all other items related to the acquisition, construction and improvement of the Project Facilities; and

           (viii) all Costs of Issuance and other financing costs and fees to be paid during the period of construction.

           "Costs of Issuance" shall mean all costs and expenses incurred by the Issuer or the Company in connection with the issuance and sale of the Bonds, including without limitation
     (i) fees and expenses of accountants, attorneys, engineers, underwriters (whether paid as a fee or a discount) and financial advisors, (ii) materials, supplies and printing and engraving costs, (iii) recording and filing fees, (iv) rating agency fees, (v) initial fees and expenses of any Trustee and Paying Agent, and (vi) the Issuer's administrative and overhead expenses as provided for in the Facilities Agreement.

       "Disbursement   Request"  shall  mean  a  certificate   in
substantially  the  form  of Exhibit A signed  by  an  Authorized
Company Representative.

     "Event of Default" shall have the meaning given to such term in Section 5.1 hereof.

     "Facilities Agreement" shall mean this Facilities Agreement.

      "Facilities Payments" shall mean the payments to be made by the Company pursuant to Section 2.3 hereof.

     "Force Majeure" shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the government of the United States of America, or of any state thereof, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, nuclear accidents, wars, breakage or accidents to machinery, transmission pipes or canals, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other cause not reasonably within the control of the party claiming inability to perform due to such cause.

      "Ground Lease" shall mean that certain Ground Lease, pursuant to which the Project Facilities are leased to or used by the Company and the Leased Land is leased by the Company to the Issuer and subleased by the Issuer to the Company.

       "Indemnified   Party,"  individually,   and   "Indemnified
Parties," collectively, shall mean the Issuer, the Board, and the members, officers, employees and agents of each of such Persons
(other than Bond Counsel).

     "Indenture" shall mean the Trust Indenture, dated as of even date herewith, by and between the Issuer and the Trustee.

      "Issuer"  shall mean the Lake Charles Harbor  and  Terminal
District.

     "Leased Land" means the land to be leased by the Issuer from the  Company  and subleased by the Company from the Issuer  under
the   Ground  Lease,  on  which  will  be  situated  the  Project
Facilities.

      "Loss" or "Losses" shall mean losses, costs, damages, expenses and liabilities of whatever nature (including reasonable attorneys' fees, litigation and court costs and expenses, amounts paid in settlement, amounts paid to discharge judgments) directly or indirectly resulting from, arising out of or relating to one or more Claims.

      "Paying  Agent" shall mean First National Bank of Commerce,
New Orleans, Louisiana, as Paying Agent under the Indenture, or any successor or successors designated as such from time to time pursuant to the Indenture.

       "Person"   shall   mean   any   association,   individual,
corporation, governmental entity, partnership, joint venture, business association, estate or any other organization or entity.

     "Project Facilities" means the construction, acquisition and placing into operation of a new deep-water port complex for the benefit of the Company within the boundaries of the Issuer, consisting of bulkhead slips for loading and supply of barges, boats and offshore construction vessels, with reinforced concrete and/or crushed stone areas adjacent to the slips for support of cranes used for loading materials and supplies on the vessels; buildings for the storage of material and supplies for vessels; and a pipe base for loading reel vessels, which facilities are to be financed with the proceeds of the Bonds.

      "Purchase Price" shall mean, with respect to any Bond, 100% of the principal amount thereof and accrued interest to the date established for purchase thereof by the terms thereof and the Indenture.

       "Regulations"  shall  mean  the  Income  Tax   Regulations
promulgated pursuant to the Code or, if applicable, the  Internal
Revenue Code of 1954, as amended.

     "State" shall mean the State of Louisiana.

      "Tendered  Bond"  shall mean any Bond  tendered  or  deemed tendered for purchase pursuant to the following Sections  of  the
Indenture:   Sections  3.01(c)(iii),  3.01(d)(iii),   301(d)(iv),
3.01(e)(iii), 3.01(e)(iv) or 3.01(f)(iii).

     "Trustee" shall mean First National Bank of Commerce, in the City of New Orleans, Louisiana, or any successor trustee or co-trustee hereafter appointed in the manner provided in the Indenture.

      In this Facilities Agreement, unless the context otherwise requires:

           (1) The terms "hereby," "hereof," "hereto," "herein," "hereunder," and any similar terms, as used in this Facilities Agreement, refer to this Facilities Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before the date of this Facilities Agreement.

           (2) Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

           (3) Any headings preceding the texts of the several Articles and Sections of this Facilities Agreement, and any table of contents appended hereto, shall be solely for convenience of reference and shall not constitute a part of this Facilities Agreement, nor shall they affect its meaning, construction or effect.

           (4) All references herein to particular Articles or Sections are references to the Articles or Sections of this Facilities Agreement, and reference herein to any exhibit means an exhibit attached to this Facilities Agreement.

           (5) Reference to any document means that document as amended or supplemented from time to time in accordance with its terms and, where applicable, the Indenture, and reference to any party to a document means that party and its permitted successors and assigns.

      SECTION 1.2 Representations by the Issuer. The Issuer represents and warrants that:

       (a) The Issuer is a deep-water port and political subdivision of the State, created and organized pursuant to the provisions of the Act.

     (b) The Issuer has full corporate power and authority under the Constitution and laws of the State to adopt the Bond
Resolution, to issue the Bonds, to execute and deliver this Facilities Agreement, the Ground Lease, and the Indenture and to perform its obligations hereunder and thereunder.

     (c) The Issuer has duly adopted the Bond Resolution and has duly authorized the execution and delivery of this Facilities Agreement, the Ground Lease, and the Indenture. All action required on the part of the Issuer for the authorization of the issuance of the Bonds and the execution and delivery of this Facilities Agreement, the Ground Lease, and the Indenture has been duly and effectively taken.

      (d) This Facilities Agreement, the Ground Lease, and the Indenture constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms (except that (i) the enforceability of such documents may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to the enforcement of creditors' rights and (ii) certain equitable remedies, including specific performance may be unavailable).

       (e) All filings with, or approvals or consents of governmental authorities (other than approvals or consents required under the Blue Sky or other securities laws of any jurisdiction) required to be made or obtained by the Issuer for
(i) the valid adoption of the Bond Resolution, (ii) the valid authorization, execution and delivery by the Issuer of this Facilities Agreement, the Ground Lease, and the Indenture and
(iii) the valid issuance of the Bonds have been, or prior to the issuance of the Bonds will be, duly made or obtained.

      (f) There is no action, suit, proceeding or investigation at law or in equity before or by any court, either State or federal, or public body pending or, to the Issuer's knowledge, threatened, calling into question the creation or existence of the Issuer, the validity of this Facilities Agreement, the Ground Lease, the Indenture or the Bonds, the authority of the Issuer to issue the Bonds or to execute and deliver this Facilities Agreement, the Ground Lease, and the Indenture and to perform its obligations hereunder or thereunder, or the title of any person to the office held by that person with the Issuer.

      (g) The execution and delivery by the Issuer of this Facilities Agreement, the Ground Lease, and the Indenture, and the performance of its obligations hereunder or thereunder, will not violate any provision of the Act or, to the Issuer's knowledge, violate any provision of law or regulation, or of any judgment, decree, writ, order or injunction, and will not (i) contravene the provisions of, (ii) constitute a default under, or
(iii) result in the creation of a lien, charge or encumbrance under any agreement (other than the Indenture and the Ground Lease as to clause (iii) alone) to which the Issuer is a party or by which any of its properties constituting a part of the properties pledged pursuant to the Indenture is bound.

      (h) No event has occurred, and to the Issuer's knowledge, no condition currently exists, which constitutes or may, with the passage of time or the giving of notice, or both, constitute a default with respect to or on the part of the Issuer hereunder.

      (i) The Issuer has not assigned or pledged and will not assign or pledge its right, title, or interest in and to this Facilities Agreement other than to secure the Bonds as provided in the Indenture.

      SECTION 1.3 Representations by the Company. The Company represents and warrants that:

      (a) The Company is a corporation duly organized and existing under the laws of Louisiana, is qualified to do business and is in good standing in the State, has the corporate power and authority to enter into this Facilities Agreement and the Ground Lease, has duly authorized the execution and delivery of this Facilities Agreement by proper corporate action, and has the corporate power to carry on the business for which the Project Facilities are to be acquired, constructed, equipped, and leased or used.

      (b) There is no action, suit, proceeding or investigation at law or in equity before or by any court, either state or federal, or public board or body pending or, to the Company's knowledge, threatened against the Company, calling into question
(i) the valid incorporation and existence of the Company, (ii) the validity of this Facilities Agreement or the Ground Lease,
(iii) the authority of the Company to execute and deliver this Facilities Agreement or the Ground Lease, or (iv) the authority of the Company to perform in any material respect its obligations hereunder.

      (c) The execution and delivery by the Company of this Facilities Agreement and the Ground Lease and the performance of its obligations hereunder and thereunder will not violate the Certificate of Incorporation or Bylaws of the Company or, to the Company's knowledge, in any material respect any provision of law or regulation, or any judgment, decree, writ, order or injunction, and will not contravene, to the Company's knowledge, in any material respect the provisions of or constitute a default under any material agreement to which the Company is a party or by which any of its properties are bound.

      (d) To the Company's knowledge, no event has occurred, and no condition currently exists, which constitutes or may, with the passage of time or the giving of notice, or both, constitute an Event of Default with respect to or on the part of the Company hereunder.

      (e) The Company represents that it will operate or use the Project Facilities in accordance with all applicable laws, including, without limitation, the Code, and any agreements entered into by the Company and the Board with respect to the Project Facilities; provided, however, that the Company shall not be required to comply or cause compliance with applications of applicable laws so long as the Company shall, at the Company's expense, contest the same or the validity thereof in good faith, by appropriate proceedings. Such contest may be made by the Company in the name of the Issuer (if first approved by Issuer) or the Company, or both, as the Company shall determine (provided that no such contest shall be made against the Issuer without the consent of the Issuer), and the Issuer agrees that it will, at the Company's expense, cooperate with the Company in any such contest it approves to such extent as the Company may reasonably request. It is understood, however, that the Issuer shall not be subject to any liability for the payment of any costs or expenses in connection with any such proceedings brought by the Company, and the Company covenants to pay, and to indemnify and save the Issuer from, any such costs or expenses. The foregoing 2 sentences shall not apply to an application of law by the Issuer in the administration of its powers and jurisdiction.
      (f) The statements, information, descriptions, estimates and assumptions contained in the Tax Certificate of the Company, dated as of the Closing Date, are based upon the best information available to the Company and are true, correct and complete in all material respects.


                           ARTICLE II
                FINANCING OF PROJECT FACILITIES;
                PAYMENT AND PREPAYMENT PROVISIONS


     SECTION 2.1 Financing the Project Facilities. The Issuer agrees that contemporaneously with the delivery of this Facilities Agreement it will execute and deliver the Indenture and issue, sell and deliver the Bonds to the initial purchasers thereof to provide a portion of the funds to finance the Project established by Section 4.02 of the Indenture. The Bonds shall be limited obligations of the Issuer and shall be payable by the Issuer solely out of the Facilities Payments derived from or in connection with this Facilities Agreement and the moneys held from time to time under the Indenture other than the special Rebate Fund established by Section 4.02 of the Indenture. The Bonds shall never be payable out of any other funds of the Issuer except such revenues.

      In consideration of the issuance of the Bonds by the Issuer to provide a portion of the funds to finance the Project
Facilities, the Company agrees to pay to the Trustee the Facilities Payments, and to the Paying Agent of the Purchase Price. The Facilities Payments shall be made for the benefit of the holders of the Bonds into the Debt Service Fund and the Purchase Price payments shall be made to the Paying Agent for the benefit of the Bondholders of Tendered Bonds, all as provided in the Bond Resolution and the Indenture.

      SECTION 2.2 Term; Cancellation at Expiration of Term. The term of this Facilities Agreement shall commence, and this Facilities Agreement shall become effective, on the Closing Date, and shall expire on such date as the Bonds are paid in full or provision therefor is made in accordance with Section 2.04 of the Indenture; provided, however, that Sections 4.3, 4.4 and 6.2 of this Facilities Agreement shall survive the expiration of the term of this Facilities Agreement.

       Upon the expiration of the term of this Facilities Agreement, the Issuer shall deliver to the Company any documents and take or cause the Trustee to take such actions as may be requested of it to effectuate the cancellation and evidence the termination of this Facilities Agreement. Termination of this Facilities Agreement shall not affect the respective rights and obligations of the Issuer and the Company under the Ground Lease.

      SECTION 2.3 Facilities Payments. The Company shall, and hereby agrees to, make payments under this Facilities Agreement directly to the Trustee, as assignee of the Issuer's interest in the Facilities Payments under the Indenture, for deposit in the Debt Service Fund, in immediately available funds on or before 11:00 a.m., Lafayette, Louisiana time, on each day on which any payment of principal of, premium, if any, and interest on the Bonds shall become due (whether at maturity or upon optional or mandatory redemption or acceleration or otherwise) in an amount which shall be equal to the principal of, premium, if any, and interest on the Bonds due on such day (whether at maturity or upon redemption or acceleration or otherwise); provided, that such payments shall be reduced by the following amounts:

      (a) The amount of accrued interest, if any, received upon the issuance of the Bonds and deposited in the Debt Service Fund and available for such purpose pursuant to the Indenture shall be credited against the next payment or payments;

     (b) The amount of net income or gain received and collected from the investment of moneys in the Debt Service Fund and available for such purpose pursuant to the Indenture shall be credited against the next payment or payments unless the Company shall otherwise direct in writing;

      (c)  The amount of any excess moneys on deposit in the Debt
Service Fund and available for such purpose pursuant to the Indenture shall be credited against the next payment or payments unless otherwise directed by the Company; and

      (d)   The  amount of any surplus funds in the  Construction
Fund that are transferred to the Debt Service Fund pursuant to the provisions of Section 3.02(f) of the Indenture.

      The Company further agrees that in the event of the acceleration of the maturity of the Bonds upon the occurrence of an Event of Default under the Indenture, the payment obligations of the Company hereinabove specified shall in like manner be accelerated and the Company agrees to pay to the Trustee the Facilities Payments due on the date of such acceleration; provided, however, that upon the annulment of the acceleration of the maturity of the Bonds as provided in the Indenture, the acceleration of the payment obligations of the Company hereunder shall also be annulled.

      Each  payment  by  the Company pursuant  to  this  Section, together with any amounts held in the Debt Service Fund and available for such purpose, shall in all events be sufficient to pay principal of, premium, if any, and interest on the Bonds (whether at maturity or by acceleration or redemption or otherwise as provided in the Indenture) on the date such payment in connection with the Bonds is due.

      In the event a payment date hereunder falls on a day which is not a Business Day, the payment involved shall be due and payable on the following Business Day, and no additional amounts shall be due as a result.

       SECTION 2.4 Purchase Price Payments. The Company covenants to timely provide, or make provision for the timely payment of, the Purchase Price of Tendered Bonds to the Paying Agent when, in the manner and to the extent required by the terms of the Indenture.

     SECTION 2.5 Optional Prepayment. The Company shall have, and is hereby granted the option, to prepay the amounts payable under Section 2.3 hereof (a) to provide for the defeasance of the Bonds pursuant to Section 2.04 of the Indenture and (b) to provide for the redemption of the Bonds when and as permitted pursuant to the provisions of Article III of the Indenture.

     In the event the Company elects to cause a redemption of the Bonds in whole or in part pursuant to Article II(C)(1) or (2) of the Indenture, the Company shall give written notice thereof to the Issuer and the Trustee at least 40 days prior to the date selected for such redemption by the Company, which notice shall specify the redemption date and amount of Bonds to be so redeemed, all in accordance with the Indenture, and in the case of an optional redemption pursuant to Article II(C)(2) of the
Indenture, shall specify that, in the determination of the Company, one or more of the events permitting such redemption has occurred and the amount of Bonds to be redeemed as a result thereof, which determinations by the Company shall be conclusive. If less than all of the Bonds are to be called for redemption, such notice shall also identify the particular Bonds or portions thereof to be redeemed, or shall direct the Trustee to select the Bonds to be redeemed by lot, all in accordance with the Indenture. With respect to any optional redemption, the notice and election to cause the redemption of the Bonds shall be deemed rescinded, and the Bonds shall not be subject to such optional redemption, in the event that the Company shall not deposit with the Trustee, on or before 11:00 A.M., LaFayette, Louisiana time on the date fixed for such redemption, an amount which, when added to any moneys then on deposit in the Debt Service Fund and available for such purpose, is equal to the principal of, premium, if any, and interest on such Bonds on the dated fixed for the redemption thereof.

      The Issuer agrees that, at the request of the Company, it will cooperate with the Company to cause the Bonds or any portion thereof to be redeemed to the extent permitted by the Indenture.

      SECTION 2.6 Obligation of Company Unconditional. The obligation of the Company to make the Facilities Payments to the Trustee and the Purchase Price payments to the Paying Agent as provided in this Article shall be absolute and unconditional, irrespective of any defense or right of set off, recoupment or counterclaim it might otherwise have against the Issuer, the Trustee or the Paying Agent.

      The Company will not suspend or discontinue any Facilities Payments or Purchase Price payments for any cause including, without limiting the generality of the foregoing, any facts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project Facilities, or the termination (by expiration of term or otherwise) or cancellation of the Ground
Lease, or a default under the Ground Lease, or a wrongful dispossession of the Company under the Ground Lease or the taking by eminent domain of title to or the right of temporary use of all or any part of the Project Facilities, or the application of or any change in the tax or other laws of the United States, the State or any political subdivision of either thereof, or any failure of the Issuer or other party to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Facilities Agreement or the Ground Lease.

      The Company further absolutely and unconditionally agrees and covenants to pay all reasonable expenses and charges (in cluding court costs and attorneys' fees), paid or incurred by the Issuer, the Paying Agent or the Trustee in realizing upon any of the Facilities Payments or Purchase Price payments to be made by the Company or in enforcing the provisions of this Facilities Agreement or the Indenture.

      Nothing in this Facilities Agreement shall be construed to release the Issuer from the performance of any of its agreements contained in this Facilities Agreement or, except to the extent provided in this Section, prevent or restrict the Company from
(i) asserting any rights which it may have against the Issuer, the Trustee or any other Person under this Facilities Agreement,
(ii) asserting its rights under any provision of law, (iii) at its own cost and expense, prosecuting or defending any action or proceeding against or by third parties or taking any other action to secure or protect its rights under this Facilities Agreement,
(iv) asserting its rights under the Ground Lease, or (v) at its own cost and expense, prosecuting or defending any action or proceeding against or by third parties or taking any other action to secure or protect its rights under the Ground Lease or with respect to the Project Facilities.

      SECTION 2.7 Additional Financing. Nothing herein shall be construed as limiting the right of the Issuer and the Company to enter into, to the extent permitted by law, a mutually acceptable agreement or agreements other than this Facilities Agreement with respect to the issuance by the Issuer, under an indenture or indentures other than the Indenture, of obligations to provide additional funds to pay the costs of capital improvements intended to maintain or increase the overall capacity or scope of the Project Facilities, to provide funds to pay costs of improvements to the Project Facilities or other projects permitted by the Act or to refund all or any part of the Bonds or any other obligations, or any combination thereof.


                           ARTICLE III
            AGREEMENT TO UNDERTAKE PROJECT FACILITIES;
          CUSTODY AND APPLICATION OF PROCEEDS OF BONDS


      SECTION 3.1 Agreement to Undertake Project Facilities; Completion of the Project Facilities if Bond Proceeds Insufficient. The Company covenants and agrees to cause the
Project Facilities to be acquired, designed, constructed and installed and to place in service the Project Facilities in furtherance of the public purposes of the Act, all as shall be determined by the Company, subject to the terms and provisions of this Facilities Agreement and the Ground Lease. The description of the Project Facilities contained in Exhibit A may be supplemented or amended by the Company, provided that (1) all property comprising the amended description of the Project Facilities shall be leased to or used by the Company pursuant to the Ground Lease, (2) no such supplement or amendment shall (a) relieve the Company from making the payments required pursuant to
Article II hereof, (b) cause the Project Facilities no longer to qualify as dock or wharf facilities under the Act or the Code or
(c) result in a violation of Article VI hereof and (3) in the case of a new project added to Exhibit A, such addition shall be approved by the Board.

      The Company agrees to use the proceeds of the Bonds solely to pay Costs of Construction. The Company reserves the right to allocate such proceeds among the Project Facilities so long as such allocation does not cause funds derived from all sources, including such proceeds, to be inadequate to complete the payment of the Costs of Construction. The Company agrees to pay all Costs of Construction which are not, or cannot be, paid or reimbursed from the proceeds of the Bonds, and in such event, the Company shall not be entitled to any reimbursement therefor from the Issuer or from any Bondholders, nor shall it be entitled, as a consequence of such unreimbursed payment, to any abatement, postponement or diminution of the amounts payable under this Facilities Agreement; provided, however, that the foregoing shall not be construed as limiting the rights of the Company to supplement or amend the description of the Project Facilities contained in Exhibit A as provided above nor to limit the ability of the Company to obtain additional financing from any source or sources to complete the Project Facilities. In the event that the Company should use any of its own funds to pay Costs of Construction pursuant to the preceding sentence, such payment shall be treated by the parties hereto as a payment of additional amounts for the use of the Project Facilities.

     The parties hereto acknowledge that the Issuer's only source of funds with which to carry out its obligations hereunder will be from the proceeds of the sale of the Bonds, and it is expressly agreed that the Issuer shall have no liability, obligation or responsibility hereunder to the Company with respect to the financing of the Project Facilities except to the extent of funds available from such proceeds.

      THE ISSUER MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE PROJECT FACILITIES, INCLUDING, BUT NOT LIMITED TO: THE MERCHANTABILITY THEREOF OR THE FITNESS
THEREOF FOR ANY PARTICULAR PURPOSES; THE DESIGN OR CONDITION THEREOF; THE WORKMANSHIP, QUALITY OR CAPACITY THEREOF; COMPLIANCE THEREOF WITH THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; PATENT INFRINGEMENT; OR LATENT DEFECTS.

       SECTION 3.2 Debt Service Fund. Pursuant to the Indenture, there shall be deposited in the Debt Service Fund a sum, if any, equal to interest accrued on the Bonds from the dated date thereof to the Closing Date. Sums on deposit in the Debt Service Fund shall be applied and invested at the direction of the Company as set forth in the Indenture.

     SECTION 3.3    Construction Fund.

      (a) The proceeds of the Bonds shall be deposited into the Debt Service Fund and the Construction Fund as Provided in
Article IV of the Indenture. Sums on deposit in the Construction Fund shall be invested at the direction of the Company as set forth in the Indenture. The Trustee shall disburse or apply the money in the Construction Fund in accordance with this Section and Article IV of the Indenture.

      (b) The Trustee shall disburse (or transfer to the Debt Service Fund) amounts in the Construction Fund to pay Costs of Construction upon receipt of a disbursement request, in the form attached to the Indenture as Exhibit A thereto, a copy of which shall be delivered to the Issuer.

      In making any such payment from the Construction Fund, the Trustee and the Issuer may rely on such disbursement requests and proof delivered to it, and the Trustee and the Issuer shall be relieved of all liability with respect to making such payments in accordance with the foregoing.

     On the Closing Date, the Company shall prepare and submit to the Trustee a disbursement request which shall provide for the payment of all Costs of Issuance.

      (c) Upon the filing of the completion certificate pursuant to Section 3.4 hereof, the balance in the Construction Fund in excess of the amount, if any, stated in such certificate to be retained therein, shall be held and applied as directed by an Authorized Company Representative in accordance with Section 3.02(f) of the Indenture.

      (d) In the event the Company shall be required or shall elect to prepay all of the Facilities Payments hereunder, the Company may direct the Trustee to transfer the balance in the Construction Fund to the Debt Service Fund without the necessity of complying with subsection (b) of this Section.

      (e) In case of acceleration of maturity of the Bonds pursuant to the Indenture, the Trustee shall transfer the balance in the Construction Fund to the Debt Service Fund without the necessity of complying with subsection (b) of this Section.

      SECTION 3.4 Completion of Project Facilities. The completion of the acquisition, construction and equipping of the Project Facilities and payment of all costs and expenses incident thereto shall be evidenced by the filing with the Trustee of the completion certificate signed by an Authorized Company Representative acknowledging the facts set forth therein and stating (1) the date of such completion, (2) that all labor, services, materials and supplies used in such construction and equipping for which payment is due have been paid for, (3) that at least 95% of all amounts disbursed from the Construction Fund, after talking into account amounts theretofore paid or reimbursed from the Construction Fund and amounts, if any, to be paid or reimbursed from the Construction Fund after the date of such certificate, to pay Costs of Construction (including costs of issuance and underwriters' discount) have been or will be used to provide dock and wharf facilities or other exempt facilities within the meaning of the Code and the Regulations in effect thereunder and applicable to the Bonds, and (4) the amount, if any, required in his opinion for the payment of any remaining part of the Costs of Construction. A copy of such completion certificate shall be delivered to the Issuer.

      SECTION 3.5 Possession, Use and Occupancy. The parties hereto acknowledge that possession, use and occupancy of the Project Facilities is governed by the terms and provisions of the Ground Lease, and that nothing contained in this Facilities Agreement is intended or shall be construed to preclude or limit in any way the exercise by either the Issuer or the Company of their respective rights or remedies under the Ground Lease, nor to give to the Company or the Issuer any separate right hereunder to use or occupy the Project Facilities or any part thereof.


                           ARTICLE IV
                      PARTICULAR COVENANTS


      SECTION  4.1     The  Company to  Maintain  its  Existence;
Conditions under which Exceptions Permitted. Except as hereinafter provided the Company agrees that during the term hereof it will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity unless the surviving entity or transferee, as applicable, is a solvent corporation or other entity and, concurrently with such transaction, irrevocably and unconditionally assumes in writing, by means of an instrument which is delivered to the Issuer and the Trustee, all of the obligations of the Company herein.

      SECTION 4.2 Assignment. The Company may transfer or assign this Facilities Agreement or transfer or assign any or all of its rights and delegate any or all of its duties hereunder, but no such transfer, assignment or delegation shall relieve the Company or any successor thereto of its liability for the payment of the amounts to be paid by it under this Facilities Agreement and for the full observance and performance of all of the covenants and conditions to be observed and performed by it which are contained in this Facilities Agreement, except in connection with a dissolution, disposition, consolidation or merger permitted under Section 4.1 hereof.

      The Issuer shall, in accordance with the Indenture, assign this Facilities Agreement and the moneys receivable hereunder (other than certain rights to fees, expenses and indemnification) to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds. The Company hereby assents to such assignment and agrees that the Trustee may exercise and enforce in accordance with the Indenture any of such rights of the Issuer under this Facilities Agreement assigned pursuant to the Indenture. Any such assignment, however, shall be subject to all of the rights and privileges of the Company as provided in this Facilities Agreement.

     SECTION 4.3    Indemnity of Governmental Units and Issuer.

      (a) Agreement to Indemnify. The Company releases the Indemnified Parties from and agrees to indemnify and hold the Indemnified Parties harmless against any Loss unless the Loss arises from the fraud, theft, bad faith or willful misconduct of the Person to be indemnified.

     (b) Reimbursement. Each Indemnified Party, as appropriate, shall reimburse the Company for payments made by the Company pursuant to this Section to the extent of any proceeds, net of all expenses of collection, actually received by them from any insurance proceeds with respect to any Loss. At the request and expense of the Company, each Indemnified Party shall have the duty to claim any such insurance proceeds and such Indemnified Party shall assign its rights to such proceeds, to the extent of such required reimbursement, to the Company.

      (c) Notice. In case any Claim shall be brought or, to the knowledge of any Indemnified Party, threatened against any Indemnified Party in respect of which indemnity may be sought against the Company, failure of the Indemnified Party (other than the Issuer with respect to which there shall be no reduction in the liability of the Company) to promptly notify the Company in writing will reduce the liability of the Company under this Facilities Agreement by the amount of the damages attributable to the failure to give the notice; but the failure will not relieve the Company from any liability it may have to such Indemnified Party otherwise than under the provisions of this Section 4.3.

      (d) Defense. The Company shall have the right to assume the investigation and defense of all Claims, including the employment of counsel and the payment of all expenses. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party unless (i) the employment of such counsel has been specifically authorized by the Company, in writing, or (ii) the Company has failed to assume the defense and to employ counsel, or (iii) the named parties to any such action include both an Indemnified Party and the Company, and the Indemnified Party shall have received a written legal opinion of counsel to the effect that in such counsel's opinion, one or more of the legal defenses available to such Indemnified Party are in conflict with those available to the Company (in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the Company's expense, the Company shall not have the right to assume the defense of the action on behalf of such Indemnified Party; provided however, that the Company shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegation or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified
Parties, which firm shall be designated in writing by the Indemnified Parties); provided further, however, that nothing herein shall be construed as prohibiting the Issuer from utilizing its own in-house counsel.

     (e) Cooperation with Company. Each Indemnified Party, as a condition of such indemnity, shall use reasonable efforts to cooperate with the Company in the defense of any Claim. The Company shall not be liable for any settlement of any such action without its consent, but, if any such action is settled with the consent of the Company, the Company shall indemnify and hold harmless the Indemnified Parties against any Loss by reason of such settlement as provided in this Section.

       SECTION  4.4     Reasonable  and  Extraordinary  Fees  and
Expenses of Trustee and Paying Agent; Indemnification of Trustee.

     (a) Fees and Expenses. The Company shall pay, from time to time, upon the Trustee's written request, the reasonable compensation for its services rendered under the Indenture and reimburse the Trustee for its reasonable ordinary and extraordinary out-of-pocket expenses (including reasonable counsel fees and expenses) reasonably incurred in connection therewith, except as a result of the Trustee's gross negligence or willful misconduct.

      Notwithstanding the foregoing, the Company may, without creating a default hereunder or under the Indenture, prior to paying any such compensation or out-of-pocket expenses, contest in good faith the necessity for or reasonableness thereof.

     (b) Indemnity. The Company agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust imposed by the Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture or the Reimbursement Agreement; provided, however, that:

           (1) the Trustee shall reimburse the Company for payments made by the Company pursuant to such indemnity, to the extent of any proceeds, net of all expenses of collection, actually received by it from any insurance proceeds with respect to any such indemnified loss, liability or expense, and the Trustee shall assign rights to such proceeds, to the extent of such required reimbursement, to the Company;

           (2) as a condition to such indemnity, the Trustee shall promptly notify the Company in writing of any claim brought or, to the knowledge of the Trustee, threatened in writing against the Trustee in respect of which indemnity may be sought against the Company;

           (3) the Company shall have the right to assume the investigation and defense of all claims against the Trustee in respect of which indemnity may be sought against the Company, including the employment of counsel and the payment of all expenses, provided that the Trustee shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Trustee unless (a) the employment of such counsel has been specifically authorized by the Company, in writing, which consent shall not be unreasonably withheld, or (b) the Company has failed to assume the defense and to employ counsel; and

           (4) as a condition of such indemnity, the Trustee shall use reasonable efforts to cooperate with the Company in defense of each claim. The Company shall not be liable for any settlement of a claim without its consent.

     (c) Paying Agent's Costs and Indemnity. The Company agrees to pay the Paying Agent the reasonable fees and expenses of the Paying Agent and agrees to indemnify the Paying Agent as and to the extent set forth in Section 3.10(a) of the Indenture.

      SECTION  4.5    Expenses of Issuer.  Except as provided  in
Section 4.3 hereof, throughout the term hereof, the Company agrees to pay to the Issuer an amount equal to the reasonable expenses of the Issuer incident to the collection of payments or other sums due under this Facilities Agreement, including any reasonable attorneys' fees.

      Notwithstanding the foregoing, the Company may, without creating a default hereunder or under the Indenture, prior to paying such expenses, contest in good faith the necessity for any such services or expenses and the reasonableness of any such services or expenses.

      SECTION 4.6 Discharge of Liens on Payments. If any lien shall be filed or asserted against any amounts payable hereunder, the party against whom such lien shall have been filed shall, within sixty (60) days after receipt of notice of the filing thereof or the assertion thereof against such payments, undertake to cause the same to be discharged of record, or effectively prevent the enforcement or foreclosure thereof against such payments, by contest, payment, deposit, bond, order of court or otherwise.

      SECTION 4.7 Inspection of the Books and Records. The Issuer, the Trustee and the Bank shall also be permitted, at all reasonable times and upon prior notice to the Company, to examine the books and records of the Company with respect to the Project Facilities. The use of all such information shall be subject to applicable law and the Issuer, the Trustee and the Bank shall agree, as a condition to making such inspection, to treat any such information so obtained in a confidential manner to the extent permitted by applicable law.

       SECTION 4.8 Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project Facilities or facilitating the performance of this Facilities Agreement.

       SECTION  4.9     Amendments  to  Indenture.   The   Issuer
covenants and agrees that it will not, without the prior written consent of the Company, enter into or consent to any amendment, change or modification of the Indenture.

     SECTION 4.10 Force Majeure. If by reason of Force Majeure either the Issuer or the Company shall be rendered unable wholly or in part to carry out its obligations under this Facilities Agreement, and if such party gives notice and full particulars of such Force Majeure in writing to the other party within a reasonable time after failure to carry out its obligations under this Facilities Agreement, such obligations (other than the obligations of the Company specified in the last sentence of this Section) of the party giving such notice, so long as they are affected by such Force Majeure, shall be suspended during the continuance of the inability then claimed, including a reasonable time for removal of the effect thereof. The requirement that any Force Majeure shall be reasonably beyond the control of the party shall be deemed to be fulfilled even though any existing or impending strike, lockout or other industrial disturbance may not be settled but could have been settled by acceding to the demand of the opposing Person. Notwithstanding the foregoing, the occurrence of any Force Majeure shall not suspend or otherwise abate, and the Company shall not be relieved from, the obligation to make payments pursuant to Article II hereof at the times required and to make payments pursuant to Sections 4.3 and 4.5 hereof.


                            ARTICLE V
                      DEFAULT AND REMEDIES

     SECTION 5.1    Events of Default.

      Any one or more of the following events shall constitute an Event of Default:

      (a)   the failure of the Company to pay Facilities Payments
or  Purchase  Price payments, pursuant to Sections  2.3  and  2.4 hereof, when due;

      (b) any failure of the Company to observe and perform any covenant hereunder on its part to be performed (other than the obligation to make payments pursuant to Sections 2.3 and 2.4 hereof and other than the representations, warranties, covenants, conditions or agreements contained in Article VI) and continuation of such failure for a period of sixty (60) days after receipt by the Company of written notice from the Trustee specifying the nature of such default and requesting that it be remedied unless: (i) the Trustee shall agree in writing to an extension of such period, or (ii) if the failure is such that it can be corrected, but not within such period, corrective action is instituted by the Company within the applicable period and such failure is corrected with due diligence until satisfied after receipt by the Company of such written notice from the Trustee; and

      (c) the occurrence of an Act of Bankruptcy, provided that with respect to the filing of an involuntary petition in bankruptcy or other commencement of a bankruptcy or similar proceeding against the Company, such petition or proceeding shall remain undismissed for sixty (60) days.

      SECTION 5.2    Remedies on Default.  Whenever any Event  of
Default referred to in Section 5.1 hereof shall have occurred and be continuing:

      (a) The Trustee shall, but only in the event of an acceleration of the amounts due on the Bonds pursuant to Article VI of the Indenture, cause all installments of the Facilities Payments to be immediately due and payable, whereupon the same shall become immediately due and payable; and

      (b) The Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments then due and thereafter to become due under this Facilities
Agreement,  or  to  enforce  performance  or  observance  of  any covenants of the Company under this Facilities Agreement; provided, however, that it is expressly provided that none of the Issuer, the Trustee, or any other Person acting for their own account or by or on behalf of the Issuer, the Trustee or the holders of the Bonds shall have any legal or equitable rights of access, possession, sale, or use of the Project Facilities, or the premises on which the same are situated, possessed, leased, used or held under the Ground Lease, or to any proceeds, revenues, income or rents derived from the sale, use, letting or reletting thereof, for the purpose of collecting or satisfying any claim against the Company for amounts due and payable by the Company under this Facilities Agreement except to the extent that the Issuer shall have such rights of access, use, possession, income or rents in accordance with the terms of the Ground Lease.

     A waiver by the Trustee of any Event of Default as permitted by the Indenture shall also constitute a waiver of its consequences hereunder, and any annulment of the acceleration of the maturity of the Bonds as provided in the Indenture shall also constitute an annulment of the acceleration of the payment obligations of the Company and its consequences hereunder.

      In addition to the provisions of Section 5.2(a) regarding the acceleration of Facilities Payments upon the occurrence of an Event of Default, the Company agrees to make the Facilities Payments required pursuant to Section 2.3, including those resulting from an acceleration of the maturity of Bonds pursuant to Article VI of the Indenture, whether or not a default or an Event of Default has occurred hereunder.

     SECTION 5.3 Remedies Cumulative. The rights and remedies of the Issuer or the Trustee under this Facilities Agreement shall be cumulative and shall not exclude any other rights and remedies of the Issuer or the Trustee allowed by law with respect to any default under this Facilities Agreement. Failure by the Issuer or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Company hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunctive or other appropriate legal or equitable remedy, a strict compliance by the Company with all of the covenants and conditions hereof, or of the right to exercise any such rights or remedies, if such default by the Company be continued or repeated.

                           ARTICLE VI
                          TAX COVENANTS

      SECTION 6.1 Covenants with Respect to Exclusion from Gross Income of Interest on the Bonds. The Issuer (to the extent that such matters are within its control) and the Company covenant to refrain from any action which would adversely affect, and to take such action (including the provision and enforcement by the Company in any document of sublease or assignment of the Company's interests in all or any part of the Project Facilities pursuant to one or more of the Ground Lease of appropriate covenants of the sublessee or assignee thereunder) as is necessary to assure the treatment of the Bonds as obligations described in section 103(a) of the Code, the interest on which is not includable in the "gross income" of the owner thereof for purposes of federal income taxation (other than the gross income of a "substantial user" of the Project Facilities or a "related person" to such a "substantial user," within the meaning of the
Code). In particular, but not by way of limitation thereof, the Issuer and the Company covenant as follows:

      (a) to take such action to assure that the Bonds are "exempt facility bonds" as defined in section 142(a) of the Code, at least 95 percent of the proceeds of which are used to provide "docks and wharves" within the meaning of section 142(a)(2) of the Code or property functionally related and subordinate thereto;

      (b) to ensure that at all times during the term of the Bonds (and the Ground Lease) that the Project Facilities will be treated as "governmentally owned" within the meaning of section 142(b) of the Code, including without limitation, not permitting (or to the extent within the control of the Issuer or the Company, permitting any other non-governmental person) to be entitled for federal income tax to deductions for depreciation or investment tax credit in regards to the Project Facilities;

      (c) to refrain from taking any action that would result in the Bonds being "federally guaranteed" within the meaning of section 149(b) of the Code;

      (d) to refrain from using any portion of the proceeds of the Bonds, directly or indirectly, to acquire or to replace funds that were used, directly or indirectly, to acquire investment property (as defined in section 148(b)(2) of the Code) which produces a materially higher yield over the term of the Bonds, other than investment property acquired with --

           (i) proceeds of the Bonds invested for a reasonable temporary period or, until such proceeds are needed for the purpose for which the Bonds are issued,

           (ii) proceeds of amounts invested in a bona fide debt service fund, within the meaning of section 1.148-1(b) of the Regulations, and

           (iii) amounts deposited in any reasonably required reserve or replacement fund to the extent such amounts do not exceed 10 percent of the proceeds of the Bonds (and to the extent that at no time during any Bond Year will the aggregate amount invested at such higher yield exceed 150 percent of debt service on the Bonds for such Bond Year) (as defined in section 148(d)(3)(D) of the Code);
     (e) to otherwise restrict the investment of the proceeds of the Bonds or amounts treated as proceeds of the Bonds, as may be necessary, to satisfy the requirements of section 148 of the Code (relating to arbitrage);

      (f) to use proceeds of the Bonds in an amount that is no more than two percent (2%) of the sale proceeds of the Bonds for the payment of costs of issuance of the Bonds;

      (g) to use no portion of the proceeds of the Bonds to provide any airplane, sky-box or other private luxury box, facility primarily used for gambling or store the principal business of which is the sale of alcoholic beverages for consumption off-premises;

     (h) to comply with the limitations of section 147(c) of the Code (relating to the limitation of the use of proceeds to acquire land) and section 147(d) of the Code (relating to restrictions on the use of bond proceeds to acquire existing buildings, structures or other property);

      (i) the weighted average maturity of the Bonds will not exceed 120 percent of the average reasonably expected economic life of the Project Facilities.

      When used in this Section 6.1 the terms "proceeds of the bonds" includes all sale and investment proceeds of the Bonds.

      It is the understanding of the Issuer and the Company that the covenants contained herein are intended to assure compliance with the provisions of the Code and any regulations or rulings promulgated by the U.S. Department of the Treasury pursuant thereto pertaining to obligations described in section 103(a) of the Code. In the event that regulations or rulings are hereafter promulgated which modify or expand provisions of the Code, as applicable to the Bonds, the Issuer and the Company will not be required to comply with any covenant contained herein to the extent that such failure to comply, in the opinion of Bond Counsel, will not adversely affect the exemption from federal income taxation of interest on the Bonds under section 103 of the Code. In the event that regulations or rulings are hereafter promulgated which impose additional requirements which are applicable to the Bonds, the Issuer and the Company agree to comply with the additional requirements to the extent necessary, in the opinion of Bond Counsel, to preserve the exemption from federal income taxation of interest on the Bonds under section 103 of the Code. In furtherance of the foregoing, the President or Vice President of the Board of Directors of the Issuer may execute any certificates or other reports required by the Code and make such elections, on behalf of the Issuer, which may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

      SECTION 6.2 Payment to Special Rebate Fund; Company Determinations. The Company hereby covenants and agrees to make the determinations at the times and as described in Section 4.02 of the Indenture. The Company shall accompany each copy of the computations provided to the Issuer and the Trustee pursuant to
Section 4.02 of the Indenture with a summary of the methodology used by the Company in preparing such computations.

      In any event, if the amount of cash held in the special Rebate Fund established pursuant to Section 4.02 of the Indenture prior to the date on which any payment must be made by the Trustee pursuant to Section 4.02 of the Indenture shall be insufficient to permit the Trustee to make such payment to the United States, the Company forthwith shall pay the amount of such insufficiency to the Trustee in immediately available funds. The obligations of the Company under this Section are direct obligations of the Company, acting under the authorization of, and on behalf of, the Issuer, and the Issuer shall have no further obligation or duty with respect to the special Rebate Fund.


                           ARTICLE VII
                          MISCELLANEOUS

      SECTION 7.1 Application of Moneys; Rights of Company. Moneys received from the sale of the Bonds and all payments paid by the Company and all other moneys received by the Issuer for the payment of the principal of, premium, if any, and interest on the Bonds under this Facilities Agreement, or the Trustee in connection with this Facilities Agreement shall be applied solely and exclusively in the manner and for the purposes as expressed and specified in the Indenture and this Facilities Agreement. Unless there shall have occurred an Event of Default hereunder, the Company shall have and may exercise all the rights, powers and authority stated to be in the Company hereunder and under the Indenture, and the Indenture and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority so stated to be in the Company or otherwise adversely affects the Company without the prior written consent of the Company.

       SECTION 7.2 Benefit of and Enforcement by the Bondholders. The Issuer and the Company agree that this Facilities Agreement is executed in part to induce the purchase of the Bonds and for the further securing of the Bonds, and accordingly all covenants and agreements on the part of the Issuer and the Company as set forth in this Facilities Agreement are hereby declared to be for the benefit of the holders from time to time of the Bonds and may be enforced as provided in
Article VI of the Indenture on behalf of the Bondholders by the Trustee.

     SECTION 7.3 Limitations on Liability of Issuer, Board and Governmental Units. All covenants, stipulations, promises, agreements and obligations of the Issuer contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, officer, agent or employee of the Issuer, past, present or future, in his individual capacity, or of the Board, and no recourse shall be had for the payment of the principal of, premium, if any, or interest on the Bonds or for any claim based thereon against the Issuer (other than from Facilities Payments) or the Board or any member, officer, agent or employee of the Issuer or the Board or any natural person executing the Bonds.

       SECTION 7.4 Limitation of Liability of Officers, Employees and Agents of the Company. No covenant, agreement or obligation contained herein shall be deemed to be a covenant, agreement or obligation of any officer, employee or agent of the Company in his individual capacity, and neither the employees nor agents of the Company shall be liable personally with respect to the execution, delivery, issuance of, as the case may be, or actions permitted to be taken pursuant to, this Facilities Agreement, the Indenture, the Bonds or the delivery of any opinions and certifications in connection with the transactions evidenced or contemplated thereby.

      SECTION 7.5 Amendments to Facilities Agreement, Consent of Trustee Required. This Facilities Agreement may be amended only with the consent of the Issuer and the Trustee and only if the Company and its successors and assigns shall agree to such amendment.

      SECTION 7.6 Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows:

      If  to  the  Issuer  at:   Lake Charles  Harbor  and
                                  Terminal District
                                 Post Office Box AAA
                                 Lake Charles, Louisiana 70602
                                 Attention:  Executive Director

     If to the Company at:       Global Industries, Ltd.
                                 Post Office Box 31936
                                 107 Global Circle
                                 Lafayette, Louisiana 70593-1956


     If to the Trustee at:       First National Bank of Commerce
                                 210 Baronne Street, 3rd Floor
                                 New Orleans, Louisiana 70112
                                 Attention:  Corporate  Trust   Trustee
                                  Administration


A duplicate copy of each notice, certificate or other communication given hereunder by either party shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

      SECTION 7.7 Net Agreement. This Facilities Agreement shall be deemed and construed to be a "net agreement," and the Company shall pay absolutely net during the term hereof all payments required hereunder, free of any deductions, withholding and without abatement, deduction or setoff of any kind or nature, whether authorized by law or otherwise, other than those herein expressly provided.

      SECTION 7.8 Applicable Law. This Facilities Agreement shall be governed by and construed in accordance with the laws of the State (except that the conflicts of law provisions contained within the laws of the State shall not apply) and the United States of America.

      SECTION 7.9 Ground Lease. The Company and the Issuer have entered into the Ground Lease pursuant to which the Company and the Issuer have certain rights and obligations relating to the use and possession of the Project Facilities. The Issuer and the Company hereby acknowledge and agree that the rentals payable by the Company under the Ground Lease do not constitute payments required to be made under Article II hereof, and there shall be no credit or off set given to the Company as a result of making any such payments. Ground Lease revenues are not pledged or dedicated to the security and payment of the Bonds, nor assigned by the Issuer to the Trustee under the Indenture or otherwise.

      SECTION 7.10 Execution of Indenture. The Indenture will not be executed without the consent of the Company and its approval of the terms therein. The Company will, upon such execution, duly and punctually perform and observe all the covenants, terms and conditions and agreements on its part contained in the Bonds and the Indenture.

      SECTION 7.11 Performance Under Indenture. The Company covenants that, so long as the Bonds are outstanding, it will fully and faithfully perform and observe all duties, obligations and agreements of the Company which the Issuer has covenanted and agreed to cause the Company to perform and any duties, obligations and agreements which the Company is required in the Indenture to perform.

      SECTION 7.12 Severability. If any clause, provision or Section of this Facilities Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or Section shall not affect any of the remaining provisions hereof.

      SECTION 7.13 Counterparts. This Facilities Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



                    (Execution Page Follows)

      IN WITNESS WHEREOF, the Issuer and the Company have caused this Facilities Agreement to be executed in their respective names all as of the date first above written.


                                      LAKE CHARLES HARBOR
                                      AND TERMINAL DISTRICT



                                  By:
                                            President
ATTEST:



By:
          Secretary
                                       GLOBAL INDUSTRIES, LTD.


                                  By:

                                  Title:_______________________










                            EXHIBIT A

                  FORM OF DISBURSEMENT REQUEST

                      Requisition No.: ____






__________________________________________
__________________________________________
__________________________________________

Attention: ________________________________________

Sir or Madam:

         This certificate is provided to you pursuant to Section 3.2(c) of the Facilities Agreement, dated as of November 1, 1997 (the "Facilities Agreement"), between the Lake Charles Harbor and Terminal District (the "Issuer") and Global Industries, Ltd. (the "Company"), and in accordance with Article III(C) of the Trust Indenture, dated as of November 1, 1997 (the "Indenture"), between the Authority and First National Bank of Commerce, as trustee (the "Trustee"). The capitalized terms used in this certificate have the same meanings given such terms in the Facilities Agreement.

         On  behalf of the Company, I, the undersigned Authorized
Company Representative, do hereby certify as follows:

         (1) There has been expended, or is being expended concurrently with the delivery of this certificate an amount on
account  of costs of issuance at least equal  to  $             ,
which amount is hereby requisitioned for disbursement from the Cost of Issuance Fund./

        (2)   No other certificate in respect to the expenditures
requisitioned  pursuant  to  clause  (1)  hereof  is   being   or
previously has been delivered to the Trustee;

        (3)   No Event of Default has occurred and is continuing.

         The Trustee is hereby directed to pay or transfer, as applicable, the amount requisitioned by clause (1) above from the Cost of Issuance Fund to the payee(s) in the amount(s) set forth on Schedule I hereto.

                              GLOBAL INDUSTRIES, LTD.



                              By:

                              Authorized Company Representative






                                        Exhibit 10.3








                       STATE OF LOUISIANA

                       PARISH OF CALCASIEU


              GROUND LEASE AND LEASE-BACK AGREEMENT


          This GROUND LEASE AND LEASE-BACK AGREEMENT (the "Ground Lease") is made and entered into as of November 1, 1997, by and between GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the "Company"), and LAKE CHARLES HARBOR & TERMINAL DISTRICT, a political subdivision of the State of Louisiana (the "State"), located in Calcasieu Parish, Louisiana (the "District"),

WITNESSETH:

          WHEREAS, the District, a deep-water port and political subdivision of the State of Louisiana, created, organized and acting pursuant to the provisions of Part II of Chapter 1 of Title 34, Part XII, Chapter 4, and Chapter 13 of Title 39 of the Louisiana Revised Statutes of 1950, as amended, and Article VI, Sections 21, 43 and 44 of the Constitution of the State of Louisiana of 1974, as amended, and other constitutional and statutory authority(collectively, the "Act"), is authorized to own, administer, contract for, construct, operate, maintain, lease and sell docks, wharves, sheds, elevators, locks, slips, canals, laterals, basins, warehouses, and other works of public improvement and all other property, equipment and facilities necessary or useful for port, harbor and terminal purposes, and all necessary property and appurtenances in connection with the foregoing, and to issue its public port revenue bonds to finance the cost of acquiring, constructing, equipping, installing and operating docks and wharves and functionally related facilities; and

          WHEREAS, in furtherance of the Act, the District desires to enter into this Ground Lease to induce and encourage the location by the Company of certain dock and wharf facilities in the District in the Parish of Calcasieu, Louisiana, which will have a favorable economic impact on the area and the State; and

          WHEREAS, the facilities to be located within the District will consist of the acquisition and construction on approximately 200 acres of land owned by the Company, and the placement into operation of, a new deep-water port complex consisting of bulkhead slips for loading and supply of barges, boats and offshore construction vessels, with reinforced concrete and/or crushed stone areas adjacent to the slips for support of cranes used for loading materials and supplies on the vessels, buildings for the storage of material and supplies for vessels, and a pipe base for loading reel vessels; and

          WHEREAS, the Company has requested the District to issue its revenue bonds to finance and pay for a portion of the acquisition and construction of the Project Facilities, as defined below, which Bonds shall be payable solely from the payments made pursuant to the Facilities Agreement, as defined below; and

          WHEREAS, the District has agreed to finance a portion of the cost of the Project Facilities through the issuance of bonds to be designated "Lake Charles Harbor and Terminal District Port Improvement Revenue Bonds (Global Industries, Ltd. Project), Series 1997" (the "Bonds") up to an aggregate principal amount of $28,000,000 pursuant to a Trust Indenture dated as of November 1, 1997 (the "Indenture") between the District and First National Bank of Commerce, New Orleans, Louisiana, as trustee (the Trustee"); and

          WHEREAS, the Company has agreed in the Facilities Agreement to make payments in an amount sufficient to pay when due under the Indenture certain administrative costs relating to the Bonds and (whether at stated maturity, upon redemption, upon optional or mandatory tender, by acceleration or otherwise) the principal of, premium, if any, and interest on the Bonds; and

          WHEREAS, the District will assign all of its rights, title and interest in and to the Facilities Agreement (except for certain rights relating to fees, expenses and to indemnification) to the Trustee pursuant to the Indenture;

          NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained, the parties herein covenant and agree as follows:

          1.  Definitions.  (a)    All terms used in this Ground
Lease which are defined in the Indenture have the same meanings in this Ground Lease which are assigned to such terms in the Indenture, unless otherwise defined in this Ground Lease.

          In this Ground Lease (except as otherwise expressly provided or unless the context otherwise requires) the following terms shall have the meanings specified in the foregoing recitals:

               Act                 Indenture
               Bonds               State
               Company             Trustee
               District

          (b) The following terms shall have the meanings specified in this Section, unless the context otherwise requires:

          "Applicable Laws" shall mean all present and future laws, ordinances, orders, rules and regulations of all federal, state, parish, and municipal governments, departments, commissions, or offices, in each case having applicable jurisdiction over the Project Land, the District, or the Company.

          "Company's Property" means all machinery, equipment, furniture, and other personal property and all severable fixtures of any kind at any time made, installed, fixed, or placed on, in, or to the Project Land by the Company and not acquired from proceeds of the Bonds.

          "Company Term" means the period during which the Project Facilities are leased to the Company and the Project Land is subleased to the Company, all by the District, in accordance with the provisions of Section 3.1(b).

          "District-Created Lien" means any lien, charge, or encumbrance arising or resulting from acts or omissions of the District or its sublessees (other than the Company).

          "District Term" means the period during which the Project Land is leased to the District by the Company in accordance with the provisions of Section 3.1(a).

          "Facilities Agreement" means the Facilities Agreement dated as of November 1, 1997, by and between the District and the Company, and all amendments and supplements thereto.

          "Ground Lease Commencement Date" means the date of completion of the Project Facilities as certified to the District by the Company in accordance with provisions of the Facilities Agreement and the Indenture, which date shall not be later than the date that the Project Facilities are placed in service by the Company within the meaning of the Internal Revenue Code of 1986.

          "Impositions" means (i) all real or personal property taxes and assessments on the Project Facilities or the Project Land, (ii) water and sewer user fees, rents, charges for public utilities, governmental excises, levies, license, impact and permit fees, and (iii) other governmental charges which at any time during the term of this Ground Lease may be assessed, levied, confirmed, imposed upon or become due and payable in respect of or become a lien on the Project Facilities, the Project Land, any part thereof or any appurtenance thereto.

          "Person" means and includes natural persons, corporations, general partnerships, limited partnerships, joint stock companies, limited liability companies and partnerships, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.
          "Plans and Specifications" means the plans and specifications for the construction of the Project Facilities.

          "Project Facilities" means the construction, acquisition and placing into operation of a new deep-water port complex for the primary benefit of the Company within the boundaries of the District and which is more particularly described on Exhibit 2.

          "Project Facilities Payments" means each payment obligation of the Company under the Facilities Agreement, including (i) with respect to the Bonds, the principal of, redemption premium, if any, and interest on the Bonds, (ii) all fees and expenses of the Trustee and the Paying Agent, and
(iii) any other payment obligations of the Company required by the resolution adopted by the District authorizing the issuance of the Bonds, the Facilities Agreement or the Indenture.

          "Project Land" means approximately 200 acres of land owned by the Company and more specifically described on Exhibit 1 of this Ground Lease.

          "Remainder Term" means that portion of the District
Term when neither the Company Term nor the Renewal Term is in effect.

          "Renewal Term" shall have the meaning provided in
Section 3.2 hereof.

          2.   Ground Lease and Leaseback.

          2.1 (a) The Ground Lease. Upon the terms and conditions hereinafter set forth, and for the consideration set forth in Section 4.1(a) hereof, the Company hereby leases to the District and the District hereby leases from the Company the Project Land for the District Term.

          (b) The Leaseback. Upon the terms and conditions hereinafter set forth, and for the consideration set forth in
Section 4.1(b) hereof, the District hereby leases to the Company the Project Facilities and the District hereby subleases the Project Land to the Company for the Company Term. The District shall have no right to use, occupy or enjoy any benefits of the Project Land or the Project Facilities during the Company Term.

          2.3 Wharf and Dock Privileges. The Company shall have the right to use all docks and wharves of the District which are not part of the Project Facilities for the berthing of vessels, barges, and other watercraft of the Company, its agents, contractors, and invitees, and for the unloading or loading of cargo, provided that such Persons comply with all rules and regulations, including the payment of applicable charges, of the
District as contained in the District's published tariff.   The
use by the Company of the Project Facilities during the Company Term and the Renewal Term, if applicable, shall be subject to no charge or tariff other than the obligation to make the Project Facilities Payments.

          3.   Term.

          3.1 (a) District Term. The District Term shall be forty-five (45) years, commencing at 12:01 a.m. on the Ground Lease Commencement Date and, unless sooner terminated as hereinafter provided, ending at 11:59 p.m. on the forty-fifth
(45th) annual anniversary of the Ground Lease Commencement Date.

               (b)  Company Term.   The Company Term shall be
thirty-five (35) years and eleven (11) months, commencing at 12:01 a.m. on the Ground Lease Commencement Date and, unless sooner terminated as hereinafter provided, ending at 11:59 p.m. on the day that is thirty-five (35) years and eleven (11) months from the Lease Commencement Date.

          3.2 Renewal Term. The Company shall have the option to renew this Ground Lease upon the expiration of the Company Term for a single renewal term of nine (9) years and one (1) month (the "Renewal Term"). The Renewal Term shall begin on the termination of the Company Term and continue through the termination of the District Term. The Company must provide the District with notice of its intention to exercise this lease renewal option at least thirty (30) days prior to the expiration of the Company Term, provided, however, that should the Company fail to deliver such notice then the Company shall have at least thirty (30) days from receipt of notice from the District to the effect that the renewal option must be exercised or forfeited within which to make such election. The rental during the Renewal Term shall be the fair market lease value of the Project Facilities as determined by appraisers appointed by the Company and the District. In the event the appraisers appointed by the Company and the District cannot agree as to the fair market lease value for the Renewal Term, the Company and District shall petition the United States District Court for the Western District of Louisiana to appoint an appraiser whose determination shall be valid unless it differs by more than fifteen (15%) percent from the fair market value established by the appraiser for either the Company or District. If such event occurs, the fair market value rental for the Renewal Term shall be determined by arbitration in accordance with the rules of the American Arbitration Association. In determining the fair market value for the lease payments during the Renewal Term, all appraisers shall take into account the fact that the Project Facilities are on leased land, that the Renewal Term shall only be for nine (9) years and one (1) month, and that at the end of the Renewal Term the Project Facilities will revert to the owner of the Project Land.

          3.3 Option to Purchase. The Company shall have the option to purchase the Project Facilities for the fair market value thereof any time during the District Term. The purchase price shall be the fair market value of the Project Facilities determined by appraisal. The appraisal shall be conducted in the same manner as the appraisal described in Section 3.2 above.

          3.4 Right of First Refusal. At all times during the Remainder Term the Company shall have a continuing right of first refusal to lease or purchase the Project Facilities from the District on the same terms and conditions as may be contained in any proposed agreement between the District and any prospective third party lessee or purchaser, provided the consideration is at least fair market value. The Company shall have sixty (60) days from receipt of written notice from the District about a proposed lease or purchase within which to exercise its right of first refusal by providing the District written notice of its intention to so do. Any notice by the District under this Section 3.4 shall be accompanied with an unexecuted form of the definitive lease or sale documentation to be entered into with the proposed third party lessee or purchaser.

          3.5 Title to Project Facilities. At all times during the District Term title to the Project Facilities shall be in the District unless title is acquired by the Company pursuant to
Section 3.3 above. Upon the termination of the District Term for any reason, title to Project Facilities shall vest in the Company without any payment due the District therefore.

          4.   Rent.

          4.1 (a) District Rent. The consideration ("District Rent") for the lease of the Project Land by the Company to the District for the District Term shall be (i) the obligation of the District to issue the Bonds to finance the construction of the Project Facilities on the Project Land, (ii) the lease by the District to the Company as provided herein and (iii) the obligation of the District to provide approximately 300,000 cubic yards of fill material to designated portions of the Project Land in accordance with the agreement entitled "Development Agreement" (hereinafter the "Development Agreement"), dated as of October 21, 1997, among the District, the Police Jury of the Parish of Calcasieu and the Company.

               (b) Company Rent. The consideration ("Company Rent") for the lease of the Project Facilities and sublease of the Project Land by the District to the Company for the Company Term shall be the obligation of the Company (i) to pay the Project Facilities Payments and (ii) the prompt performance by the Company of the other covenants and agreements to be kept and performed by the Company under the Facilities Agreement and this Ground Lease. The Company shall have the right to prepay Company Rent to the extent permitted by the Facilities Agreement or the Indenture.

          4.2 Due Date. The due date of any rent by the District or the Company under this Ground Lease shall be on the dates designated in the Facilities Agreement, the Development
Agreement and the Indenture.

          4.3 Place of Payment of Company Ground Rent. All payments of Company Rent shall be payable as specified in the Facilities Agreement and Indenture.

          5.   Net Lease; Taxes and Utility Expenses.

          5.1 Net Lease. The lease of the Project Facilities and the sublease of the Project Land to the Company by the District is a net lease. During the Company Term and the Renewal Term, if applicable, the Company shall pay or cause to be paid all operating costs and Impositions of every kind and nature whatsoever relating to the Project Land and Project Facilities except as expressly otherwise provided in this Ground Lease. The Company shall pay the Company Rent absolutely net throughout the Company Term and the Renewal Term, if applicable, free of any charge, assessments, Impositions, expenses, or deductions of any kind, and without abatement, deduction or set off. During the Remainder Term, the District shall pay or cause to be paid all operating costs and Impositions of any kind and nature whatsoever related to the Project Land and Project Facilities, but only if the District is actually operating any of the Project Facilities directly or indirectly through any sublessee, licensee, concessionaire or otherwise.

          5.2  Taxes and Utility Expenses.

          (a) Subject to Section 5.2(b) hereof, the Company shall pay or cause to be paid, before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all Impositions that are payable during the Company Term and the Renewal Term, if applicable.

          (b) During the Company Term and the Renewal Term, if applicable, the Company shall bear the burden of and shall make timely remittances of all Impositions and shall file timely, with appropriate governmental units, all returns, statements, and reports legally required with respect thereto. The Company shall promptly remit to any governmental unit any such Imposition, unless the Company shall in good faith, with due diligence, and by appropriate judicial or administrative proceedings, contest the validity, applicability, or amount thereof.

          (c) The Company, upon the request of the District, shall furnish to the District, within thirty (30) days after the date when an Imposition becomes delinquent if not paid, official receipts of the appropriate taxing authority or other evidence satisfactory to the District evidencing the payment thereof. The certificate, advice or bill of non-payment of such Imposition issued by the proper official designated by law to make or issue the same or to receive payment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making of such certificate, advice, or bill.

          (d) Except as expressly otherwise provided herein, nothing contained herein shall modify, amend, or constitute a waiver of, expressly or by implication, any applicable taxes or Imposition with respect to all or any portion of the Project or the operation thereof. The Company shall give the District ten
(10) days prior written notice of the Company's intention to contest any Imposition. Any contest of an Imposition shall be at the Company's sole cost and expense.

          5.3 Utility Connections. During the Company Term and the Renewal Term, if applicable, the Company shall be responsible for obtaining, at its own cost, electricity, telephone and other utility service to the Project Land and Project Facilities.

          5.4  Obligations during Remainder Term.
Notwithstanding anything to the contrary contained herein, the District, during the Remainder Term, shall not be liable for any Impositions, operating costs, utility costs, maintenance costs, any obligation to insure the Project Land or Project Facilities or any other cost associated with the Project Land or Project Facilities unless the District is actually operating any of the Project Facilities, directly or indirectly through any sublessee, licensee, concessionaire or otherwise. If the District does not operate any of the Project Facilities during the Remainder Term, the Company shall be obligated to pay all Impositions and costs required to secure the Project Land and Project Facilities.

          6.   Project Facilities.

          6.1 Construction. A general description of the Project Facilities is attached hereto as Exhibit 2. The Project Facilities shall be constructed and completed in substantial conformity with the Plans and Specifications, provided that the Plans and Specifications may be modified by the Company in accordance with the terms of the Facilities Agreement. The Company shall proceed with due diligence to construct, build and place into service the Project Facilities as required by the Facilities Agreement. The Project Facilities shall be built in accordance with all Applicable Laws.

          6.2 Completion Date. The Company shall endeavor to complete construction of the Project Facilities in substantial conformity with the Plans and Specifications within 36 months of the commencement of construction. Any delays in the completion of construction of the Project Facilities caused primarily by strike, lock-outs, labor disputes, wars, insurrections, riots, fires, acts of God, inability to obtain construction materials due to governmental regulations or interference, rationing, or other restrictions and conditions or causes unavoidable or reasonably beyond the control of the Company shall be deemed reasonable delays, and the time with which the Company shall complete the construction of said Project Facilities and the construction completion date shall be extended by the length of such delay.

          6.3 District's Right to Inspect. The District, its officers, representatives, agents, and employees shall have the right at their sole cost (unless otherwise agreed to by the Company) and risk, at reasonable times and upon reasonable advance notice to the Company, to examine and inspect the Project Facilities in order to determine that same substantially conforms to the Plans and Specifications, including the right to observe or conduct reasonable tests of the Project Facilities to the extent necessary to determine such substantial conformity to the Plans and Specifications. If any test conducted by or on behalf of the District under this Section 6.5 reveals that the Project Facilities are not in substantial conformity with the Plans and Specifications, the Company shall pay the costs of such test; otherwise, the cost of all such tests shall be at the District's expense.

          6.4 Company's Property. All Company's Property shall at all times be and remain the sole property of the Company. The Company shall be entitled to remove Company's Property from the Project Land at any time during or within ninety (90) days after the expiration of the Company Term, or the Renewal Term, if applicable, provided the Company repairs any damage caused by such removal. The Company and the District agree to execute from time to time such documentation as may be reasonably requested by either party to evidence or confirm ownership of the Project Facilities or the Company Property.

          6.5 Maintenance. (a) During the Company Term and the Renewal Term, if applicable, the Company will, at its sole cost, keep the Project Facilities and any and all property, open areas, sea walls, bulkheads, moorings, buildings, fixtures and building equipment that are brought onto or constructed or placed upon, the Project Land by the Company in a reasonably good state of repair that is consistent with the Company's use of the Project Facilities, and the Company will, at its sole cost, repair such property as often as the Company deems necessary.

               (b) During the Remainder Term, the District will cause the Project Facilities and any and all property, open areas, seawalls, bulkheads, wharves, moorings, buildings, fixtures and building equipment that are brought on to or constructed or placed upon the Project Land to be kept in a reasonably good state of repair and condition.

          6.6 Signs. During the Company Term, the Company shall be permitted to place reasonable signs and other means of identification of its business on the Project Land so long as the same comply with applicable statutes, laws, and ordinances.

          6.7 Alterations. During the Company Term and the Renewal Term, if applicable, the Company may make such improvements or alterations on the Project Land and to the Project Facilities without the District's approval or consent as long as such alterations and improvements do not violate any Applicable Law. During the Remainder Term, the District may not without Company approval make any improvements or alterations to the Project Land or Project Facilities.

          7.   Surrender of Project Facilities and Project Land.

          7.1 Surrender at the End of Terms. The District and the Company mutually agree that on the last day of the District Term, the Company Term or the Renewal Term, as applicable, or upon the earlier termination of this Ground Lease for any reason, to vacate the Project Land and Project Facilities. The District further agrees that upon the conclusion of the District Term it will execute such documents as may be reasonably required to surrender and deliver title to the Project Facilities to the Company.

          7.2 District Not Liable. The District shall not be responsible for any loss or damage occurring to any real or personal property owned, leased, or operated by the Company, its agents, or employees, during the Company Term, other than, to the extent permitted by law, for such loss or damage occurring as a result of the willful misconduct of the District, its officers, representatives, agents, or employees or the District's misrepresentations or its breach of or default under this Ground Lease.

          8.   Use.

          8.1 No Unlawful Activities. The Company agrees not to make any unlawful use of the Project Land and the Project
Facilities, including without limitation, any use constituting a nuisance of the Project Facilities or Project Land or to adjoining or neighboring property.

          8.2 Permitted Uses. The Company covenants not to use or permit the Project Land to be used for any purpose other than
(i) the construction and operation of the Project Facilities as provided herein, (ii) such other uses as may be functionally related or subordinate to the operations of the Project Facilities and (iii) any other uses as may be approved by the District in writing. The District shall not unreasonably withhold, delay or condition its approval of such other use. The District shall not be required to approve any such other use which shall be for an unlawful purpose.

          8.3 Waste. The Company during the Company Term and the Renewal Term, if applicable, and the District during the District Term, shall not cause, allow, or suffer to exist any waste of the Project Land or the Project Facilities.

          8.4  Reserved.

          9.   Indemnification.

          9.1 Company's General Agreement to Indemnify. The Company releases the District, its officers, representatives, employees, agents, successors and assigns, (individually and collectively, "District Indemnitee") from, assumes any and all liability for, and agrees to indemnify the District Indemnitee against all claims, liabilities, obligations, damages, penalties, litigation, costs, charges, and expenses (including, without limitation, reasonable attorney's fees, engineers' fees, architects' fees, and the costs and expenses of appellate action, if any), imposed on, incurred by or asserted against the District Indemnitee or its interest in real property in the Project Land arising out of (i) the use or occupancy of the Project Land and Project Facilities by the Company, its officers, representatives, agents, and employees, (ii) the construction or operation of the Project Facilities by the Company, its officers, representatives, agents, and employees, (iii) any claim arising out of the use, occupancy, operation, or construction of the Project Facilities on the Project Land by the Company, its officers, representatives, agents, and employees, and (iv) activities on or about the Project Facilities and Project Land by the Company, its officers, representatives, agents, and employees, of any nature, whether foreseen or unforeseen, ordinary, or extraordinary, in connection with the construction use, occupancy, operation, maintenance, or repair of the Project Facilities on the Project Land by the Company, its officers, representatives, agents, and employees; provided, however, that any such claim, liability, obligation, damage or penalty arising solely as a result of the negligence or willful misconduct of the District Indemnitee shall be excluded from this indemnity. The Company shall indemnify the District to the maximum extent permitted by law and the indemnity provided in this section shall include within its scope any liability imposed by law on the District on a strict liability theory as landowner for physical defects in the Project Land or Project Facilities, it being the intention of the Company to assume liability for such defects in the Project Land or Project Facilities during and after the term of this Ground Lease. This section shall include within its scope but not be limited to any and all claims or actions for wrongful death, but any and all claims brought under the authority of or with respect to any local, state, or federal environmental statute or regulation shall be covered by Section 9.2 and not this Section 9.1.

          9.2 Company's Environmental Indemnification. The Company agrees that it will comply with all environmental laws and regulations applicable to the Company, including without limitation, those applicable to the use, storage, and handling of hazardous substances in, on, or about the Project Land or Project Facilities. The Company agrees to indemnify and hold harmless each of the District Indemnitee against and in respect of, any and all damages, claims, losses, liabilities, and expenses (including, without limitation, reasonable attorneys, accounting, consulting, engineering, and other fees and expenses), which may be imposed upon, incurred by, or assessed against any of the District Indemnitee by any other party or parties (including, without limitation, a governmental entity), arising out of, in connection with, or relating to the subject matter of: (a) the Company's breach of the covenant set forth above in this Section
9.2 or (b) any environmental condition of contamination on or about the Project Land or Project Facilities or any violation of any federal, state, or local environmental law with respect to the Project Land or Project Facilities.

          9.3  Survival of Indemnities.  The foregoing
indemnities shall survive the term hereof and shall be in addition to any of the District's or the Company's obligations for breach of a representation or warranty.

          10. Insurance. During the Company Term and the Renewal Term, if applicable, the Company shall maintain such casualty and liability insurance for the Project Facilities and the Project Land, including such deductibles and self retention, as is customarily maintained for like facilities and operations. During the Remainder Term, the District shall maintain such casualty and liability insurance for the Project Facilities as the Company may reasonably require. Each party shall name the other party as an additional insured on any insurance obtained in performance of this covenant.

          11.  Liens and Mortgages.

          11.1 Prohibition of Liens and Mortgages. The Company shall not create or permit to be created or to remain in connection with the Project Facilities, the Project Land, or the Company's activities thereon, any liens or mortgages against any property interest of the District, and the Company shall discharge any lien, encumbrance, or charge (levied on account of any Imposition or any mechanics', laborers', or materialmen's lien or security agreement) which might be or become a lien, encumbrance, or charge upon the District's interest in the Project Facilities and Project Land or any part thereof in accordance with Section 11.2 hereof.

          11.2 Discharge of Liens. If any mechanics', laborers', or materialmen's lien (other than a District-Created Lien) shall at any time be filed against the District's interest in the Project Facilities or Project Land or any part thereof in connection with the Company's activities thereon, the Company, within 30 days after notice of the filing thereof, shall elect to contest the same or cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If the Company does not contest such lien and shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy of the District hereunder, the District may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event the District shall be entitled, if the District so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor with interest, attorneys' fees, costs, and allowances. Any amount so paid by the District and all costs and expenses incurred by the District in connection therewith, including reasonable attorneys' fees together with interest thereon at one percent (1%) per annum above the prime rate of interest quoted from time to time by Bank of America, New York, as Bank of America's Prime Rate, from the respective dates of the District's making of the payment or incurring of the cost and expense, shall constitute additional rent payable by the Company under this Ground Lease and shall be paid by the Company to the District within fifteen (15) days of written demand therefor.

          11.3 District Not Liable For Mechanic's Liens. Nothing herein contained shall be deemed or construed in any way to constitute the consent of or request by the District, express or implied, to a contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Project Facilities or Project Land or any part thereof. NOTICE IS HEREBY GIVEN THAT THE DISTRICT SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE COMPANY UPON CREDIT AND THAT NO MECHANIC'S OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTERESTS OF THE DISTRICT IN AND TO THE PROJECT FACILITIES OR THE PROJECT LAND.

          11.4 Consent to Ground Leasehold Mortgages. Except as may be prohibited by the Facilities Agreement or the Indenture, the Company may encumber the Ground Lease and any interest connected to the Ground Lease, including the Project Facilities.

               12.  Entry on Premises by District.

          12.1 Entry on Premises. The Company shall permit the District and its authorized representatives to enter the Project Land during normal business hours upon reasonable notice, which shall be no less than twenty-four (24) hours in advance, for the purposes of inspecting the Project Facilities and the Project Land and verifying compliance by the Company with the terms of this Ground Lease.

          13.  Destruction by Fire or Other Casualty.

          If Project Facilities erected on the Project Land shall be destroyed or so damaged by fire or any other casualty whatsoever, not due to the willful misconduct of the Company, where repair or restoration cannot be reasonably accomplished within one hundred and twenty (120) days of the date of such fire or casualty, the Company, by written notice to the District accompanied by a certified copy of a resolution of the Board of Directors of the Company to such effect, may, at its election, decide not to restore nor reconstruct the Project Facilities and cancel this Ground Lease, provided that all outstanding Bonds are paid or defeased contemporaneously with the termination of this Ground Lease.

          14.  Restriction on Assignments and Transfers.

          The Company may assign its interest under this Ground
Lease, in whole or in part, or sublet all or any portion of the Project Facilities or the Project Land, without the consent of the District.

          15.  Events of Default of Company.

          If any one or more of the following events shall happen and not be remedied as herein provided an Event of Default shall be deemed to have occurred:

          15.1 Facilities Agreement. An Event of Default occurs under the terms and provisions of the Facilities Agreement.

          15.2 Breach of Covenant. If the Company shall default in the performance of, or compliance with, any of the covenants, agreements, terms, or conditions contained in this Ground Lease other than those referred to in the foregoing Section 15.1, and such default shall continue for a period of sixty (60) days after written notice thereof from District to the Company specifying the nature of such default and the acts required to cure the same, or, in the case of a default or a contingency which cannot with due diligence be cured within such period of sixty (60) days, the Company fails to proceed with all due diligence within such period of sixty (60) days, to commence cure of the same and thereafter to prosecute the curing such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within sixty
(60) days that the time of the Company within which to cure same shall be extended for such period as may be necessary to complete the same with all due diligence).

          15.2 District's Remedies. Cure.

          (a) Right to Cure. Upon the occurrence of an Event of Default, the District may take whatever actions are reasonably necessary to cure such Event of Default, including the hiring of attorneys, contractors, consultants, architects, engineers, laborers, or others, purchasing the required goods or services and procuring necessary insurance or performance bonds. The Company shall be responsible for all costs, including attorney's fees and the fees of other professionals, reasonably incurred by the District pursuant to this Section and such costs shall be billed to the Company in addition to any and all rent due hereunder. The Company shall pay all such additional costs and charges within fifteen (15) days after billing by the District.

          (b) Injunctions and Damages. Upon the occurrence of any Event of Default hereunder, the District at any time thereafter shall have the right to enjoin such breach and to invoke any right and remedy allowed herein, by law or in equity, or by statute or otherwise including, without limitation, remedies at law for damages and for reimbursement of expenses to the District in connection with any such action, including reasonable attorney's fees, costs, and appellate expenses.

          16.  Events of Default of the District.

          16.1 District's Event of Default. Any failure of the District to comply with any of its obligations under this Ground Lease shall constitute a "District's Event of Default" hereunder if such failure continues for sixty (60) days after the Company gives the District written notice thereof and the acts required to cure the same.

          16.2 Company's Remedies. In the event of a District's Event of Default of the District under this Ground Lease, the Company may seek any right or remedy authorized by law, including dissolution or damages, provided such remedy is not inconsistent with the provisions of the Facilities Agreement.

          16.3 Right to Cure. Upon the occurrence of a District's Event of Default, the Company may take whatever actions are reasonably necessary to cure such Event of Default, including the hiring of attorneys, contractors, consultants, architects, engineers, laborers, or others, purchasing the required goods or services and procuring necessary insurance. The District shall be responsible for all costs including attorneys' fees and the fees of other professionals, reasonably incurred by the Company pursuant to this Section and such costs shall be billed to the District

          16.4 Company's Right to Damages. Except to the extent specifically waived in this Ground Lease, the Company shall have the right, with or without canceling this Ground Lease, to recover damages caused by a District's Event of Default.

          17.  Mutual Obligations.

          17.1 Obligations to Mitigate Damages.  Both the
District and the Company shall have the obligation to take reasonable steps to mitigate their damages caused by any default under this Ground Lease.

          17.2 Failure to Enforce Not a Waiver. No failure by either party to insist upon the strict performance of any covenant, agreement, term, or condition of this Ground Lease or to exercise any right or remedy arising upon the breach thereof, and no acceptance by any party of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such covenant, agreement, term, or condition. No covenant, agreement, term, or condition of this Ground Lease to be performed or complied with by either party and no breach thereof shall be waived, altered, or modified except by a written instrument executed by both parties. No waiver of any breach shall affect or alter this Ground Lease, but each and every covenant, agreement, term, or condition of this Ground Lease shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

          17.3 Rights Cumulative. Each right and remedy of the parties provided in this Ground Lease shall be cumulative and shall be in addition to every other right or remedy provided for in the Facilities Agreement or now or thereafter existing at law or in equity or by statute or otherwise (excluding, however, specific performance against the Company) and the exercise or beginning of the exercise by the parties of any one or more of such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the parties of any or all other such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise.

          18.  Notices.

          18.1 Addresses. All notices, demands, and requests which may or are required to be given hereunder shall be in writing, delivered by personal service, or shall be sent by facsimile, United States registered or certified mail, return receipt requested, postage prepaid, to the parties at the following numbers and addresses:

          To the Company:     Global Industries, Ltd.
                              P. O. Box 31936
                              107 Global Circle (70503)
                              Lafayette, Louisiana 70593-1936
                              Telephone No. (318) 989-0000
                              Facsimile No. (713) 999-5403

          To the District:    Executive Director
                              Lake Charles
                              Harbor & Terminal District
                              150 Marine Street
                              Post Office Box 3753
                              Lake Charles, Louisiana 70602
                              Facsimile No. (318) 493-3523

or to such other numbers or addresses as either party may from time to time designate by written notice to the other party hereto at least fifteen (15) days in advance of an effective date stated therein.

          18.2 When Deemed Delivered. Notices, demands, and requests which may or shall be served in accordance with Section
18.1 hereof shall be deemed sufficiently served or given for all purposes hereunder at the earlier of (i) the time such notice, demand, or request shall be received by the addressee, or (ii) ten (10) days after posting via United States registered or certified mail, return receipt requested, postage prepaid.

          19.  Quiet Enjoyment; Title.

          19.1 Quiet Enjoyment. Subject to the Company's performance of the terms and conditions of this Ground Lease, the Company at all times during the Company Term and the Renewal Term, if applicable, shall quietly have and enjoy the Project Land and Project Facilities during the term of this Ground Lease, without hindrance or molestation by the District or anyone claiming or under or through the District. This agreement shall be construed as a covenant running with the land. Nothing in this Section or any other section herein shall constitute a waiver of the District's exercise of its police powers under the law applicable to third parties generally.

          19.2 Company's Title. The Company represents and warrants that the Company is the sole record holder of good title to the Project Land subject to no material encumbrances which would materially affect the power of the District or of the Company to carry out the provisions of this Ground Lease or the Facilities Agreement, including the District's and Company's respective use, enjoyment and peaceful possession of the Project Land and Project Facilities or would prevent the District or the Company from obtaining a leasehold policy of title insurance insuring their respective interests in the Project Land without exceptions to which the District or the Company, respectively, may reasonably object.

          19.3 Authority. The Company and District represent and warrant that the Company and the District, respectively, are authorized to enter into this Ground Lease for the term hereof; that the provisions of this Ground Lease do not and will not conflict with or violate any of the provisions of existing agreements between the District or the Company, respectively, and any third party; that the certificate of occupancy of the Project Facilities, when issued, will allow the Company to use the Project Facilities for the purposes set forth herein, subject to applicable federal, state, and local laws, ordinances, and building codes.

          20.  Reserved.

          21.  Eminent Domain.

          21.1 Complete Condemnation. If, during the term hereof, the whole of the Project Land (or, in the reasonable opinion of the Company, any material portion thereof) shall be taken under the power of eminent domain by any public or private authority, then this Ground Lease and the term hereof shall cease and terminate as of the date of such taking, provided that the amount of any monetary award for the purchase price of the expropriated property shall be appropriated and disposed of as provided for in the Indenture.

          24.  Miscellaneous.

          24.1 Time is of the Essence. Time is of the essence of each and all of the terms and provisions of this Ground Lease.

          24.2 Reserved.

          24.3 Successors. The covenants, agreements, terms, provisions, and conditions contained in this Ground Lease shall apply to and inure to the benefit of and be binding upon the District and the Company and their respective successors and assigns, except as expressly otherwise herein provided, and shall be deemed covenants running with the respective interests of the parties hereto.

          24.4 Surviving Covenants. Each provision of this Ground Lease which may require performance in any respect by or on behalf of either the Company or the District after the expiration of the term hereof or its earlier termination shall survive such expiration or earlier termination.

          24.5 Headings. The headings and section captions in this Ground Lease and the Table of Contents are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Ground Lease or in any way affect this Ground Lease as to matters of interpretation or otherwise.

          24.6 No Oral Change or Termination. This Ground Lease and the exhibits appended hereto and incorporated herein by reference contain the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes any prior agreements or understandings between the parties with respect to the subject matter hereof, and no change, modification, or discharge hereof in whole or in part shall be effective unless such change, modification, or discharge is in writing and signed by the party against whom enforcement of the change, modification, or discharge is sought. This Ground Lease cannot be changed or terminated orally.

          24.7 Governing Law; Severability. This Ground Lease shall be governed by and construed in accordance with the laws of the State of Louisiana. To the extent permitted by law, the parties hereto shall be deemed to have waived to the maximum extent possible all legal provisions to the end that this Ground Lease shall be enforceable in accordance with its terms. If any term or provision of this Ground Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining provisions of this Ground Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Ground Lease shall be valid and enforceable to the fullest extent permitted by law.

          24.8 Counterparts. This Ground Lease may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and all of which together shall constitute but a single document.

          24.9 Litigation. In case of any litigation between the parties hereto regarding the subject matter hereof, the losing party shall pay all reasonable costs and expenses (including reasonable attorneys' fees) of the prevailing party.

          24.10 Gender of Words. Words of any gender in this Ground Lease shall be held to include masculine or feminine and words denoting a singular number shall be held to include the plural, and plural shall include the singular, whenever the sense requires.

          24.11 Sovereign Immunity; Statutory Authority. The District represents and warrants that it has the statutory authority to enter into this Ground Lease, that, when executed, this Ground Lease shall be binding and enforceable in accordance with its terms, and that it is not immune from suit or judgment resulting from any claim or action brought against it by the Company pursuant to the express terms of this Ground Lease.

          24.12     No Brokers.  Neither party to this Ground
Lease shall be liable for any real estate brokers' or leasing agents' commissions in the absence of a written agreement which expressly provides therefor nd which is to be charged.

          24.13 Legal Relationships. This Ground Lease shall not be interpreted or construed as establishing a partnership or joint venture between the District and the Company and neither party shall have the right to make any representations or be liable for the debts or obligations of the other. Neither party is executing this Ground Lease as an agent for an undisclosed principal. No third party is intended to be benefitted by this contract.

          24.14 Memorandum of Lease. At either party's request, the parties hereto agree to execute and cause to be properly recorded a memorandum of this Ground Lease, sufficient in form and content to give third-parties constructive notice of the Company's interest hereunder.

          IN WITNESS WHEREOF, the undersigned parties have executed this Ground Lease as of the date first above written.

District:

                                   LAKE CHARLES HARBOR & TERMINAL
                                                         DISTRICT

                                By: _____________________________

                                Name:  __________________________

                                Title: Executive Director and CEO

                                                         Company:

                                          GLOBAL INDUSTRIES, LTD.

                                By: _____________________________

                                Name:  __________________________

                                Title: __________________________





                            LIST OF EXHIBITS



     Exhibit 1      Project Land Legal Description and Permitted
                      Encumbrances

     Exhibit 2      Description of Project Facilities



                            EXHIBIT 1


          The Project Land will be a portion of the approximately six hundred (600) acre tract of land described on Schedule 1 hereto. The Company shall deliver to the District a complete legal description of the Project Land on or before the Lease Commencement Date.
                            EXHIBIT 2


Description of Project Facilities


          The Project consists of the acquisition and construction on approximately 200 acres of land owned by the Company of certain buildings and equipment to be used by the Company's fleet of offshore construction vessels. The property constituting the Project includes, but is not limited to, bulkhead slips for loadout and supply of barges and boats, pipebase for welding pipe for loading on seagoing vessels of the Company, ancillary buildings for storage of material and supplies for said vessels, and other property which is functionally related and subordinate thereto. In addition, the Project includes the reinforcement of areas adjacent to the slips for support of cranes used for loading materials and supplies on the vessels.